                                                                     EXHIBIT 4.3

================================================================================


                                   INDENTURE


                         DATED AS OF FEBRUARY 20, 1997

                                    BETWEEN

                 TCI SATELLITE ENTERTAINMENT, INC., AS ISSUER,

                                      AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                               __________________

                                  $200,000,000


              10 7/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A 10 7/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B


================================================================================

                             CROSS-REFERENCE TABLE

TRUST INDENTURE                                               INDENTURE
  ACT SECTION                                                  SECTION
---------------                                               ----------
(S) 310(a)(1).............................................    7.10
       (a)(2).............................................    7.10
       (a)(3).............................................    N.A.
       (a)(4).............................................    N.A.
       (a)(5).............................................    7.08, 7.10.
       (b)................................................    7.08; 7.10; 13.02
       (c)................................................    N.A.
(S) 311(a)................................................    7.11
       (b)................................................    7.11
       (c)................................................    N.A.
(S) 312(a)................................................    2.05
       (b)................................................    13.03
       (c)................................................    13.03
(S) 313(a)................................................    7.06
       (b)(1).............................................    7.06
       (b)(2).............................................    7.06
       (c)................................................    7.06; 13.02
       (d)................................................    7.06
(S) 314(a)................................................    4.11; 4.12; 13.02
       (b)................................................    14.02
       (c)(1).............................................    13.04
       (c)(2).............................................    13.04
       (c)(3).............................................    N.A.
       (d)................................................    14.03;14.04
       (e)................................................    13.05
       (f)................................................    N.A.
(S) 315(a)................................................    7.01(b)
       (b)................................................    7.05; 13.02
       (c)................................................    7.01(a)
       (d)................................................    7.01(c)
       (e)................................................    6.11
(S) 316(a)(last sentence).................................    2.09
       (a)(1)(A)..........................................    6.05
       (a)(1)(B)..........................................    6.04
       (a)(2).............................................    N.A.
       (b)................................................    6.07
       (c)................................................    10.04
(S) 317(a)(1).............................................    6.08
       (a)(2).............................................    6.09
       (b)................................................    2.04
(S) 318(a)................................................    13.01

________________
N.A. MEANS NOT APPLICABLE.
NOTE: THIS CROSS-REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THE INDENTURE.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions..............................................................    1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act........................   25
SECTION 1.03. Rules of Construction....................................................   25

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating..........................................................   26
SECTION 2.02. Execution and Authentication.............................................   26
SECTION 2.03. Registrar and Paying Agent...............................................   27
SECTION 2.04. Paying Agent To Hold Assets in Trust.....................................   27
SECTION 2.05. Securityholder Lists.....................................................   28
SECTION 2.06. Transfer and Exchange....................................................   28
SECTION 2.07. Replacement Securities...................................................   28
SECTION 2.08. Outstanding Securities...................................................   29
SECTION 2.09. Treasury Securities......................................................   29
SECTION 2.10. Temporary Securities.....................................................   29
SECTION 2.11. Cancellation.............................................................   29
SECTION 2.12. Defaulted Interest.......................................................   30
SECTION 2.13. CUSIP Number.............................................................   30
SECTION 2.14. Deposit of Moneys........................................................   30
SECTION 2.15. Book-Entry Provisions for Global Securities..............................   30
SECTION 2.16. Registration of Transfers and Exchanges..................................   31

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.......................................................   35
SECTION 3.02. Selection of Securities To Be Redeemed...................................   35
SECTION 3.03. Notice of Redemption.....................................................   36
SECTION 3.04. Effect of Notice of Redemption...........................................   36
SECTION 3.05. Deposit of Redemption Price..............................................   36
SECTION 3.06. Securities Redeemed in Part..............................................   37

                                                                                        Page
                                                                                        ----

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Securities....................................................   37
SECTION 4.02. Maintenance of Office or Agency..........................................   37
SECTION 4.03. Transactions with Affiliates.............................................   37
SECTION 4.04. Limitation on Indebtedness...............................................   38
SECTION 4.05. Disposition of Proceeds of Asset Sales...................................   42
SECTION 4.06. Limitation on Restricted Payments........................................   45
SECTION 4.07. Corporate Existence......................................................   48
SECTION 4.08. Payment of Taxes and Other Claims........................................   48
SECTION 4.09. Notice of Defaults.......................................................   49
SECTION 4.10. Maintenance of Properties and Insurance..................................   49
SECTION 4.11. Compliance Certificate...................................................   49
SECTION 4.12. Provision of Financial Information.......................................   50
SECTION 4.13. Waiver of Stay, Extension or Usury Laws..................................   50
SECTION 4.14. Change of Control........................................................   51
SECTION 4.15. Limitation on Senior Subordinated Indebtedness...........................   51
SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting
                    Restricted Subsidiaries............................................   52
SECTION 4.17. Designation of Unrestricted Subsidiaries; Designation of Tempo as a
                    Restricted Subsidiary..............................................   52
SECTION 4.18. Limitation on Liens......................................................   54
SECTION 4.19. Deposit of Funds with Escrow Agent; Offer to Purchase upon a GE-2
                    Satellite Event....................................................   54
SECTION 4.20. Guaranty of Notes by Subsidiaries........................................   56
SECTION 4.21. Amendments to Certain Agreements.........................................   56
SECTION 4.22. Company Satellites; Maintenance of Insurance.............................   56
SECTION 4.23. Payments for Consent.....................................................   57

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Sale of Assets, etc.............................................   57
SECTION 5.02. Successor Corporation Substituted........................................   59

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default........................................................   59
SECTION 6.02. Acceleration.............................................................   61
SECTION 6.03. Other Remedies...........................................................   62
SECTION 6.04. Waiver of Past Default...................................................   62

                                                                                        Page
                                                                                        ----
SECTION 6.05. Control by Majority......................................................   63
SECTION 6.06. Limitation on Suits......................................................   63
SECTION 6.07. Rights of Holders To Receive Payment.....................................   63
SECTION 6.08. Collection Suit by Trustee...............................................   64
SECTION 6.09. Trustee May File Proofs of Claim.........................................   64
SECTION 6.10. Priorities...............................................................   64
SECTION 6.11. Undertaking for Costs....................................................   65

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee........................................................   65
SECTION 7.02. Rights of Trustee........................................................   66
SECTION 7.03. Individual Rights of Trustee.............................................   67
SECTION 7.04. Trustee's Disclaimer.....................................................   67
SECTION 7.05. Notice of Defaults.......................................................   67
SECTION 7.06. Reports by Trustee to Holders............................................   67
SECTION 7.07. Compensation and Indemnity...............................................   68
SECTION 7.08. Replacement of Trustee...................................................   69
SECTION 7.09. Successor Trustee by Merger, etc.........................................   69
SECTION 7.10. Eligibility; Disqualification............................................   70
SECTION 7.11. Preferential Collection of Claims Against Company........................   70

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01. Securities Subordinated to Senior Indebtedness...........................   70
SECTION 8.02. No Payment on Securities in Certain Circumstances........................   70
SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc...........................   71
SECTION 8.04. Subrogation..............................................................   72
SECTION 8.05. Obligations of Company Unconditional.....................................   73
SECTION 8.06. Notice to Trustee........................................................   73
SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent...........   74
SECTION 8.08. Trustee's Relation to Senior Indebtedness................................   74
SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company
                    or Holders of Senior Indebtedness..................................   75
SECTION 8.10. Securityholders Authorize Trustee To Effectuate Subordination of
                    Securities.........................................................   75
SECTION 8.11. This Article Not To Prevent Events of Default............................   75
SECTION 8.12. Trustee's Compensation Not Prejudiced....................................   75
SECTION 8.13. No Waiver of Subordination Provisions....................................   75
SECTION 8.14. Subordination Provisions Not Applicable to Collateral Held in Trust for
                    Securityholders and Money Held in the Escrow Account; Payments
                    May Be Paid Prior to Dissolution...................................   76

                                                                                        Page
                                                                                        ----
SECTION 8.15. Acceleration of Securities...............................................   76

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of Company's Obligations.....................................   76
SECTION 9.02. Application of Trust Money...............................................   78
SECTION 9.03. Repayment to Company.....................................................   78
SECTION 9.04. Reinstatement............................................................   78

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders..............................................   78
SECTION 10.02. With Consent of Holders.................................................   79
SECTION 10.03. Compliance with Trust Indenture Act.....................................   81
SECTION 10.04. Revocation and Effect of Consents.......................................   81
SECTION 10.05. Notation on or Exchange of Securities...................................   81
SECTION 10.06. Trustee To Sign Amendments, etc.........................................   81

                                 ARTICLE ELEVEN

                                    GUARANTY

SECTION 11.01. Unconditional Guaranty..................................................   82
SECTION 11.02. Severability............................................................   82
SECTION 11.03. Release of a Guarantor..................................................   82
SECTION 11.04. Limitation of Guarantor's Liability.....................................   83
SECTION 11.05. Contribution............................................................   83
SECTION 11.06. Subordination of Subrogation and Other Rights...........................   83
SECTION 11.07. Applicability of Article Eleven.........................................   83

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTY

SECTION 12.01. Guaranty Obligations Subordinated to Guarantor Senior Indebtedness......   84
SECTION 12.02. No Payment on Guaranties in Certain Circumstances.......................   84
SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc..........................   85
SECTION 12.04. Subrogation.............................................................   86
SECTION 12.05. Obligations of Guarantors Unconditional.................................   86
SECTION 12.06. Notice to Trustee.......................................................   87
SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent..........   88
SECTION 12.08. Trustee's Relation to Guarantor Senior Indebtedness.....................   88

                                                                                        Page
                                                                                        ----
SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the
                    Guarantors or Holders of Guarantor Senior Indebtedness.............   88
SECTION 12.10. Securityholders Authorize Trustee To Effectuate Subordination of
                    Guaranty...........................................................   88
SECTION 12.11. This Article Not To Prevent Events of Default...........................   89
SECTION 12.12. Trustee's Compensation Not Prejudiced...................................   89
SECTION 12.13. No Waiver of Guaranty Subordination Provisions..........................   89
SECTION 12.14. Payments May Be Paid Prior to Dissolution...............................   89

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls............................................   89
SECTION 13.02. Notices.................................................................   90
SECTION 13.03. Communications by Holders with Other Holders............................   91
SECTION 13.04. Certificate and Opinion as to Conditions Precedent......................   91
SECTION 13.05. Statements Required in Certificate or Opinion...........................   91
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar...............................   92
SECTION 13.07. Governing Law...........................................................   92
SECTION 13.08. No Recourse Against Others..............................................   92
SECTION 13.09. Successors..............................................................   92
SECTION 13.10. Counterpart Originals...................................................   92
SECTION 13.11. Severability............................................................   92
SECTION 13.12. No Adverse Interpretation of Other Agreements...........................   92
SECTION 13.13. Legal Holidays..........................................................   92

                                ARTICLE FOURTEEN

                            COLLATERAL AND SECURITY

SECTION 14.01. Escrow Agreement........................................................   93
SECTION 14.02. Recording and Opinions..................................................   93
SECTION 14.03. Release of Collateral...................................................   94
SECTION 14.04. Certificates of the Company.............................................   94
SECTION 14.05. Authorization of Actions to Be Taken by the Trustee Under the Escrow
                    Agreement..........................................................   95
SECTION 14.06. Authorization of Receipt of Funds by the Trustee Under the Escrow
                    Agreement..........................................................   95
SECTION 14.07. Termination of Security Interest........................................   95

SIGNATURES.............................................................................  S-1

EXHIBIT A     Form of Series A Security................................................  A-1
EXHIBIT B     Form of Series B Security................................................  B-1

EXHIBIT C     Form of Legend for Global Securities.....................................  C-1
EXHIBIT D     Form of Transfer Certificate.............................................  D-1
EXHIBIT E     Form of Transfer Certificate for Institutional Accredited Investors......  E-1
EXHIBIT F     Form of Transference Certificate for Regulation S Transfers..............  F-1

_________________
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of February 20, 1997, between TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW
                                                  -------
YORK, a New York banking corporation, as trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Accredited Investor Global Security" see Section 2.01.
           -----------------------------------

          "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in
           ---------------------
connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

          "Acquired Person" means, with respect to any specified Person, any
           ---------------
other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of
           -----------
transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Additional Interest" has the meaning provided in Section 4(a) of the
           -------------------
Registration Rights Agreement.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; (ii) so long as the Company or any Subsidiary of the Company owns a partnership interest in PRIMESTAR Partners, PRIMESTAR Partners shall be deemed an Affiliate of the Company; (iii) so long as any of the Permitted Holders is an Affiliate of TCI and the Company, TCI shall be deemed an Affiliate of the Company and its Subsidiaries; and (iv) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

          "Affiliate Transaction" see Section 4.03.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           ----

          "Asset Sale" means any direct or indirect sale, conveyance, transfer,
           ----------
lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall also include the receipt of any damages or other amounts due under the Satellite Construction Agreement to the Company or any Subsidiary (including, without limitation, the refund of the full purchase price of any Company Satellite which has not been delivered pursuant to the terms thereof) from a Person other than the Company or its Subsidiaries. The term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.18; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.06; and (d) sales of accounts receivable for cash at fair market value. In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $10.0 million in any fiscal year shall be deemed not to be an Asset Sale.

          "Bankruptcy Law" see Section 6.01.
           --------------

          "Basic Documents" means the Reorganization Agreement, the Transition
           ---------------
Services Agreement, the Tax Sharing Agreement, the Indemnification Agreements, the Trade Name and Service Mark License Agreement, the Fulfillment Agreement, the TCIC Credit Facility, the Share Purchase Agreement, the Partnership Agreement, the Partnership Credit Agreement, the Tempo Option, the Tag-Along Agreement and the Tempo Letter Agreements.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any Guarantor, as the case may be, or any authorized committee of that Board.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person.

          "Business Day" means a day (other than a Saturday or Sunday) on which
           ------------
the Depository and banks in New York are open for business.

          "C-Band Dividend" see Section 4.06.
           ---------------

          "C-Band Entity" see Section 4.06.
           -------------

          "C-Band Investment" see Section 4.06.
           -----------------

          "Cable Plus" has the meaning set forth in the Confidential Offering
           ----------
Memorandum dated as of February 14, 1997 with respect to the initial offering of the Securities.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Cash Equivalents" means:  (a) U.S. dollars; (b) securities issued or
           ----------------
directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

          "Change of Control" shall mean the occurrence of any of the following
           -----------------
events (whether or not approved by the Board of Directors of the Company): (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (b) the Company consolidates with, or merges with or into, another Person or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than a Wholly Owned Restricted Subsidiary), or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company is converted into or exchanged for (1) Qualified Equity Interests of the surviving or transferee corporation or (2) cash, securities or other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined) a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company then in office; or (d) the liquidation or dissolution of the Company. Anything contained herein to the contrary notwithstanding, the issuance of Voting Equity Interests of the Company to Permitted Holders in connection with the acquisition of all the partnership interests in PRIMESTAR Partners held by such Permitted Holders (provided that the amount of partnership interests held by such Permitted Holders on the date of such acquisition is not less than the amount held by such Permitted Holders on the Issue Date otherwise than pursuant to the transfer of partnership interests in PRIMESTAR Partners to another Permitted Holder whose partnership interests have been or simultaneously therewith will be acquired by the Company or any Restricted Subsidiary or the dilution of such Permitted Holder's partnership interests in PRIMESTAR Partners solely due to its failure to pay capital contributions required by the Partnership Agreement), so long as in connection with such acquisition of such partnership interests the Company or a Restricted Subsidiary acquires all rights of such Permitted Holders (and its Affiliates) to distribute the PRIMESTAR programming services, shall not constitute a Change of Control for purposes of this Indenture or the Securities.

          "Change of Control Date" see Section 4.14.
           ----------------------

          "Collateral" has the meaning provided in Section 6(a) of the Escrow
           ----------
Agreement.

          "Communications Act" means the Communications Act of 1934, as amended.
           ------------------

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Company Satellite" means either of the two high power direct
           -----------------
broadcast satellites which Tempo has agreed to purchase from Loral pursuant to the Satellite Construction Agreement.

          "Consolidated Income Tax Expense" means, with respect to the Company
           -------------------------------
for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for
           -----------------------------
any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net
           -----------------------
income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

          "Consolidated Operating Cash Flow" means, with respect to any period,
           --------------------------------
Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated Net Income for such period; and (d) depreciation, amortization and any other non cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. Consolidated Operating Cash Flow for the Company for any period shall be calculated by subtracting therefrom (1) the Consolidated Operating Cash Flow for such period of the High Power Satellite Transmission Subsidiary to the extent that Investments have been made pursuant to clause (x) of the second paragraph of Section 4.06 with such Consolidated Operating Cash Flow and (2) any C-Band Dividends in such period and the Consolidated Operating Cash Flow for such period of each Restricted C-Band Subsidiary in each case to the extent that Restricted Payments have been made pursuant to clause (xii) of the second paragraph of Section 4.06 with such C-Band Dividends or such Consolidated Operating Cash Flow.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "Cumulative Operating Cash Flow" means, as at any date of
           ------------------------------
determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Custodian" see Section 6.01.
           ---------

          "DBS" means direct broadcast satellite.
           ---

          "Debt to Operating Cash Flow Ratio" means the ratio of (a) the Total
           ---------------------------------
Consolidated Indebtedness as of the date of calculation (the "Determination
                                                              -------------
Date") to (b) four times the Consolidated Operating Cash Flow for the latest
----
fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of
                                        ------------------
calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of "Consolidated Net Income." For purposes of determining Total Consolidated Indebtedness as of any Determination Date, the sum of all Indebtedness outstanding under the Senior Credit Facility on such Determination Date and all amounts that the Company or any Restricted Subsidiary could borrow under the Senior Credit Facility on such Determination Date (assuming the satisfaction of all conditions precedent under the Senior Credit Facility other than conditions relating solely to incremental amounts being available under the Senior Credit Facility) shall be deemed to be outstanding and added to Total Consolidated Indebtedness on such Determination Date (but without duplication).

          "Default" means any event that is, or after notice or lapse of time or
           ------
both would become, an Event of Default.

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Guarantor Senior Indebtedness" means, with respect to any
           ----------------------------------------
Guarantor, (a) any Indebtedness of such Guarantor outstanding under the Senior Credit Facility and (b) any other Guarantor Senior Indebtedness of such Guarantor which, at the time of determination, has an aggregate outstanding principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million if the instrument governing such Guarantor Senior Indebtedness expressly states that such Indebtedness is Guarantor Senior Indebtedness for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          "Designated Senior Indebtedness" means (a) any Indebtedness of the
           ------------------------------
Company outstanding under the Senior Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          "Designation" see Section 4.17.
           -----------

          "Designation Amount" see Section 4.17.
           ------------------

          "Determination Date" has the meaning set forth in the definition of
           ------------------
"Debt to Operating Cash Flow Ratio" above.

          "Disposition" means, with respect to any Person, any merger,
           -----------
consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Equity Interest" means any Equity Interest which, by its
           ----------------------------
terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

          "Distribution" means the distribution by TCI on December 4, 1996, in
           ------------
the form of a dividend, to the holders of record of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, and Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share, on November 12, 1996 (other than certain subsidiaries of TCI that waived such dividend) of all the issued and outstanding shares of Company common stock.

          "Eligible Institution" means a commercial banking institution that has
           --------------------
combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

          "Equity Interest" in any Person means any and all shares, interests,
           ---------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

          "Escrow Account" has the meaning set forth in Section 2 of the Escrow
           --------------
Agreement.

          "Escrow Agent" has the meaning set forth in the first paragraph of the
           ------------
Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement dated as of February 20,
           ----------------
1997 among the Company, the Trustee and the Escrow Agent, as amended and in effect from time to time.

          "Escrow Funds" has the meaning set forth in Section 1 of the Escrow
           ------------
Agreement.

          "Event of Default" see Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Existing Indebtedness" means any Indebtedness of the Company and its
           ---------------------
Subsidiaries in existence on the Issue Date until such amounts are repaid (including, without limitation, obligations pursuant to the Indemnification Agreements and the Reorganization Agreement).

          "Expiration Date" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase" below.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

          "FCC Permit" means the construction permit held by Tempo and issued by
           ----------
the Federal Communications Commission to build, launch and operate a DBS system.

          "Final Maturity Date" means February 15, 2007.
           -------------------

          "Fulfillment Agreement" means the agreement dated as of August 30,
           ---------------------
1996 between TCIC and the Company, pursuant to which TCIC provides fulfillment services to the Company with respect to certain customers of the PRIMESTAR medium power service, as amended and in effect from time to time.

          "Funding Guarantor" see Section 11.05.
           -----------------

          "GAAP" means, at any date of determination, generally accepted
           ----
accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

          "GE Americom" means GE American Communications, Inc., a Delaware
           -----------
corporation, and its successors.

          "GEAS" means GE Americom Services, Inc., a Delaware corporation and a
           ----
partner of PRIMESTAR Partners, and its successors.

          "GE-2 Acceptance" see Section 4.19.
           ---------------

          "GE-2 Agreement" means the Amended and Restated Memorandum of
           --------------
Agreement, effective as of October 18, 1996, between PRIMESTAR Partners and GE Americom and, upon the execution of the Service Agreement (as defined in the GE-2 Agreement) between PRIMESTAR Partners and GE Americom contemplated therein, shall include such Service Agreement, as amended and in effect from time to time.

          "GE-2 Satellite" means the GE Americom medium power satellite with
           --------------
which GE Americom intends to replace the medium power satellite currently being used by PRIMESTAR Partners (K-2).

          "GE-2 Satellite Event" see Section 4.19.
           --------------------

          "GE-3 Satellite" means the GE Americom medium power satellite that is
           --------------
expected to serve as an in-orbit spare for the GE-2 Satellite.

          "Global Security" means a security evidencing all or a portion of the
           ---------------
Securities issued to the Depository or its nominee in accordance with Section
2.01 and bearing the legend set forth in Exhibit C hereto.
                                         ---------

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "guarantee" means, as applied to any obligation, (i) a guarantee
           ---------
(other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guarantor Blockage Period" see Section 12.02(a).
           -------------------------

          "Guarantor Payment Blockage Notice" see Section 12.02(a).
           ---------------------------------

          "Guarantor Senior Indebtedness" means, with respect to any Guarantor,
           -----------------------------
at any date, (a) all Obligations of such Guarantor under the Senior Credit Facility; (b) all Interest Rate Protection Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed in not senior or superior in right of payment to such Guarantor's Guaranty of the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) any obligation of such Guarantor under the TCIC Credit Facility; (b) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (c) any Indebtedness between such Guarantor and any Subsidiary of such Guarantor; (d) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (e) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (e) if (i) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (ii) in the case of any Obligations under the Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (f) Indebtedness evidenced by such Guarantor's Guaranty of the Securities; (g) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and
(i) any obligation that by operation of law is subordinated to any general unsecured obligations of such Guarantor.

          "Guarantors" means each Restricted Subsidiary, whether formed or
           ----------
acquired before or after the Issue Date, which is required to become a Guarantor of the Securities pursuant to Section 4.20.

          "Guaranty" see Section 4.20.
           --------

          "High Power Satellite Transmission Business" means the business of the
           ------------------------------------------
acquisition, transmission and sale of programming in the high power direct broadcast satellite business utilizing broadcast satellite service operating in the Ku-band (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned or leased by PRIMESTAR Partners or a Subsidiary and all other activities relating thereto or arising therefrom other than the construction, sale or financing of broadcast satellites.

          "High Power Satellite Transmission Subsidiary" means a direct, Wholly-
           --------------------------------------------
Owned Restricted Subsidiary of the Company which engages in, or acts as a distributor for, the High Power Satellite Transmission Business.

          "Holder," "holder of Securities," "Securityholders" or other similar
           ------    --------------------    ---------------
terms mean the registered holder of any Security.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

          "Indebtedness" means (without duplication), with respect to any
           ------------
Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through
(g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business (other than obligations under or in respect of any direct or indirect credit support for obligations of PRIMESTAR Partners or any Unrestricted Subsidiary). For avoidance of doubt, Indebtedness of the Company or any Restricted Subsidiary shall not include Indebtedness of PRIMESTAR Partners (so long as PRIMESTAR Partners is not insolvent) solely by virtue of the Company or such Restricted Subsidiary being a general partner of PRIMESTAR Partners to the extent that there does not exist any judgment or other adjudication of liability against the Company or any Restricted Subsidiary that is a general partner of PRIMESTAR Partners or any of its properties.

          "Indemnification Agreements" means the indemnification agreements
           --------------------------
between (i) the Company and TCI UA 1, dated as of December 4, 1996, which supports the Partnership Credit Agreement and (ii) the Company and TCIC, dated as of December 4, 1996, relating to a letter of credit issued for the account of two subsidiaries of TCI to support the Company's share of PRIMESTAR Partners' obligations under the GE-2 Agreement, with respect to PRIMESTAR Partners' use of transponders on GE-2, each as amended and in effect from time to time.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Indentures" means this Indenture and the Senior Subordinated Discount
           ----------
Notes Indenture.

          "Independent Financial Advisor" means a nationally recognized,
           -----------------------------
accounting, appraisal, investment banking firm or consultant engaged in the satellite business that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
           ------------------
Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Capital Markets, Inc. and Scotia Capital Markets (USA) Inc.

          "In-Orbit Insurance" means, with respect to a Company Satellite (or
           ------------------
any replacement thereof), In-Orbit insurance providing coverage beginning not earlier than 180 days after the launch of such Company Satellite (or any replacement thereof) in an amount which is equal to or greater than the cost of construction, launch and insurance of such Company Satellite (or any replacement thereof), which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such Company Satellite (or any replacement thereof) and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such Company Satellite (or any replacement thereof).

          "Insolvency or Liquidation Proceeding" means, with respect to any
           ------------------------------------
Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Securities, the sum of any cash
           --------
interest and any Additional Interest on the Securities.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
February 15 and August 15 of each year, commencing August 15, 1997.

          "Interest Rate Protection Obligations" means, with respect to any
           ------------------------------------
Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Investment" means, with respect to any Person, any direct or indirect
           ---------
loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost
                                                                 ----
of all additions thereto, and minus the amount of any portion of such Investment
                              -----
repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

          "Investment Grade" means with respect to a security, that such
           ----------------
security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

          "Issue Date" means the original issue date of the Securities, February
           ----------
20, 1997.

          "Lien" means any lien, mortgage, charge, security interest,
           ----
hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loral" means Space Systems/Loral, Inc., a Delaware corporation, and
           -----
its successors.

          "Marketable Securities" means Government Securities maturing not later
           ---------------------
than 30 days after the date of acquisition.

          "Maturity Date" means the Stated Maturity of the Securities.
           -------------

          "MDUs" means hotels, motels, bars, restaurants, businesses, schools
           ----
and other multiple dwelling units.

          "Measurement Period" has the meaning set forth in the definition of
           ------------------
"Debt to Operating Cash Flow Ratio" above.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash
           -----------------
or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

          "Non-U.S. Person" means a person who is not a U.S. Person, as defined
           ---------------
in Regulation S.

          "Obligations" means any principal, interest (including, without
           -----------
limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer" has the meaning set forth in the definition of "Offer to
           -----
Purchase" below.

          "Offer to Purchase" means a written offer (the "Offer") sent by or on
           -----------------                              -----
behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to
                                       ---------------
Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for
                                                          -------------
purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company may notify the Trustee on the same Business Day as the mailing of the Offer of the Company's obligation to make an Offer to Purchase pursuant to Section 4.19. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");
                     ---------------

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");
                                       --------------

          (5) that the holder may tender all or any portion of the Securities registered in the name of such holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chairman, any Vice Chairman, the President, any
           -------
Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Other Indebtedness" see Section 4.05.
           ------------------

          "Participant" has the meaning set forth in Section 2.15.
           -----------

          "Partnership Agreement" means the Limited Partnership Agreement of
           ---------------------
PRIMESTAR Partners (then known as K Prime Partners, L.P.), dated as of February 8, 1990, as amended and in effect from time to time.

          "Partnership Credit Agreement" means the Credit Agreement dated as of
           ----------------------------
March 9, 1994 among PRIMESTAR Partners, the banks party thereto, The Bank of New York, The Chase Manhattan Bank (formerly known as Chemical Bank) and Citibank, N.A., as Managing Agent, The Bank of New York, as

Documentation Agent, and The Chase Manhattan Bank (formerly known as Chemical
Bank), as Administrative Agent, as amended and in effect from time to time.

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Payment Blockage Notice" see Section 8.02(a).
           -----------------------

          "Payment Blockage Period" see Section 8.02(a).
           -----------------------

          "Permitted Holder" means any of (i) the estate or the heirs of Bob
           ----------------
Magness (a shareholder of the Company), (ii) John C. Malone (a shareholder of the Company, and a director of TCI and of the Company), (iii) the Kearns-Tribune Corporation (a Utah corporation and a shareholder of the Company), (iv) PRIMESTAR Partners (so long as all the then other partners in PRIMESTAR Partners were partners in PRIMESTAR Partners on the Issue Date), (v) Persons who were partners of PRIMESTAR Partners on the Issue Date, (vi) TCI, (vii) any of the Permitted Transferees of the Persons referred to in clauses (i) through (vi), and (viii) any Person or group controlled by each or any of the Persons referred to in clauses (i) through (vii).

          "Permitted Indebtedness" see Section 4.04.
           ----------------------

          "Permitted Investments" means (a) Cash Equivalents; (b) Investments in
           ---------------------
prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.05 not to exceed 15% of the total consideration for such Asset Sales; (f) transactions with officers, directors and employees of the Company, or any Restricted Subsidiary entered into in ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (i) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee permitted under clause (e) of the second paragraph of Section 4.04; (j) shares of Equity Interests of TCI purchased pursuant to the Share Purchase Agreement; (k) shares of the common stock of ResNet acquired pursuant to the conversion of the ResNet Subordinated Loan; (l) warrants of ResNet acquired pursuant to the conversion of the ResNet Subordinated Loan or the exercise of the ResNet Option; (m) shares of the common stock of ResNet acquired pursuant to any exercise of warrants at a de minimis exercise price; and (n) so long as the Company or any Restricted Subsidiary holds partnership interests in PRIMESTAR Partners, the provision of any guarantee, letter of credit or other credit support with respect to (x) an obligation of PRIMESTAR Partners incurred under the Partnership Credit Agreement (or any refinancing thereof) to the extent such obligation was incurred by PRIMESTAR Partners to finance any Company Satellite or (y) any obligation of PRIMESTAR Partners under the GE-2 Agreement, in each case in an amount not to exceed the product of (I) a fraction, the numerator of which is the Company's equity interest in PRIMESTAR Partners, and the denominator of which is all partners' equity interest in PRIMESTAR Partners except GEAS, and (II) such obligation of PRIMESTAR Partners incurred to finance such Company Satellite or such obligation of PRIMESTAR Partners under the GE-2 Agreement, as the case may be; provided, however that in no event shall the amount of such Permitted Investment exceed $75.0 mil-lion in the case of the GE-2 Agreement and $146.0 million in the case of such obligation under the Partnership Credit Agreement (or any refinancing thereof).

          "Permitted Junior Securities" means any securities of the Company or
           ---------------------------
any other Person that are (i) equity securities without special covenants or
(ii) subordinated in right of payment to all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

          "Permitted Liens" means (a) Liens on property of a Person existing at
           ---------------
the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.04, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any
 -----------
Indebtedness se-
cured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests, and any right of the Partnership to remove a partner's representative from the partners committee of the Partnership, under the Partnership Agreement as in effect on the Issue Date.

          "Permitted Transferee" means, with respect to any Person:  (a) in the
           --------------------
case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons;
(b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural person, any Affiliate of such Person.

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" has the meaning set forth in Section 2.01.
           -------------------

          "Placement Agreement" means the Purchase Agreement dated February 14,
           -------------------
1997 between the Company and the Initial Purchasers.

          "Post-Petition Interest" means, with respect to any Senior
           ----------------------
Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Preferred Equity Interest," in any Person, means an Equity Interest
           -------------------------
of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "PRIMESTAR Partners" means PRIMESTAR Partners L.P., a Delaware
           ------------------
partnership.

          "principal" of a debt security means the principal of the security,
           --------
plus, when appropriate, the premium, if any, on the security.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Securities in the form set forth on Exhibit A hereto.
                                    ---------

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

          "Purchase Amount" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase" above.

          "Purchase Date" has the meaning set forth in the definition of "Offer
           -------------
to Purchase" above.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property (other than integrated receiver/decoders or related equipment); provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "Purchase Price" has the meaning set forth in the definition of "Offer
           --------------
to Purchase" above.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "QIB Global Security" see Section 2.01.
           -------------------

          "Qualified Equity Interest" in any Person means any Equity Interest in
           -------------------------
such Person other than any Disqualified Equity Interest.

          "Redemption Date," when used with respect to any Security to be
           ----------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.
                                                       ---------

          "Registered Exchange Offer" means the offer to exchange the Series B
           -------------------------
Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

          "Registrar" see Section 2.03.
           ---------

          "Registration" means a registered Exchange Offer for the Securities by
           ------------
the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Senior Subordinated Notes
           -----------------------------
Registration Rights Agreement dated as of February 20, 1997 between the Company and the Initial Purchasers.

          "Registration Statement" means the registration statement(s) as
           ----------------------
defined and described in the Registration Rights Agreement.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" see Section 2.01.
           ----------------------------

          "Related Acquisition" see Section 4.04.
           -------------------

          "Reorganization Agreement" means the agreement entered into on
           ------------------------
December 4, 1996 by TCI, TCIC and a number of other TCI subsidiaries, including the Company and its subsidiaries, which provided for, among other things, the principal corporate transactions to effect the Distribution, the conditions thereto and certain provisions governing the relationship between the Company and TCI with respect to and resulting from the Distribution, as amended and in effect from time to time.

          "Required Designation" see Section 4.17.
           --------------------

          "Required Filing Date" see Section 4.12.
           --------------------

          "ResNet" means ResNet Communications, Inc., a Delaware corporation,
           ------
and its successors.

          "ResNet Option" means the Option Agreement between the Company and
           -------------
ResNet dated October 21, 1996, as amended and in effect from time to time.

          "ResNet Subordinated Loan" means the subordinated loan in the
           ------------------------
principal amount of $36,604,000 made by the Company to ResNet, as amended and in effect from time to time.

          "Restricted C-Band Subsidiary" see Section 4.06.
           ----------------------------

          "Restricted Investment" means any Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payments" see Section 4.06.
           -------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security

          "Restricted Subsidiary" means any Subsidiary of the Company that has
           ---------------------
not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.17; provided, however, that Tempo is designated as an Unrestricted Subsidiary as of the Issue Date (which designation may be changed in accordance with Section 4.17) and such resolution as of the Issue Date need not be delivered. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "Revocation" see Section 4.17.
           ----------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Satellite Construction Agreement" means the fixed price satellite
           --------------------------------
construction agreement between Loral and Tempo dated as of February 22, 1990, as amended and in effect from time to time.

          "Satellite No. 1" means the Company Satellite outfitted with an
           ---------------
antenna designed for the 119 degrees W.L. orbital location.

          "Satellite No. 2" means the Company Satellite outfitted with an
           ---------------
antenna designed for the 82 degrees W.L. orbital location.

          "Satellite Subsidiary" see Section 4.17.
           --------------------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" means the Series A Securities and the Series B Securities
           ----------
treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the SEC thereunder.

          "Securities Amount" see Section 4.05.
           -----------------

          "Securities Portion of Unutilized Net Cash Proceeds" see Section 4.05.
           --------------------------------------------------

          "Senior Credit Facility" means the Credit Agreement, dated as of
           ----------------------
December 31, 1996, between the Company, the lenders named therein, and The Bank of Nova Scotia, as Agent, including any deferrals, renewals, waivers, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, other collateral documents (including all Loan Documents (as defined in the Senior Credit Facility)) and note agreements and other instruments and agreements executed in connection therewith.

          "Senior Indebtedness" means, at any date, (a) all Obligations of the
           -------------------
Company under the Senior Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) any obligation of the Company under the TCIC Credit Facility; (b) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (c) any Indebtedness between the Company and any Subsidiary of the Company; (d) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (e) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (e) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the

Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (f) Indebtedness evidenced by the Securities; (g) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

          "Senior Subordinated Discount Notes" means  the 12 1/4 % Senior
           ----------------------------------
Subordinated Discount Notes due 2007, Series A, issued pursuant to the terms of the Senior Subordinated Discount Notes Indenture, and the 12 1/4% Senior Subordinated Discount Notes due 2007, Series B, to be issued in exchange for the 12 1/4% Senior Subordinated Discount, Series A, in a registered exchange offer pursuant to the terms of the Senior Subordinated Discount Notes Indenture and the Senior Subordinated Discount Notes Registration Rights Agreement.

          "Senior Subordinated Discount Notes Indenture" means the Indenture
           --------------------------------------------
dated as of February 20, 1996 between the Company and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes of the Company were issued, as the same may be amended, modified and supplemented from time to time.

          "Senior Subordinated Discount Notes Registration Rights Agreement"
           ----------------------------------------------------------------
means the Senior Subordinated Discount Notes Registration Rights Agreement dated as of February 20, 1997 between the Company and the Initial Purchasers.

          "Series A Securities" means the 10 7/8% Senior Subordinated Notes due
           -------------------
2007, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Placement Agreement.

          "Series B Securities" means the 10 7/8% Senior Subordinated Notes due
           -------------------
2007, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

          "Share Purchase Agreement" means the share purchase agreement entered
           ------------------------
into by TCI and the Company on December 4, 1996, as amended and in effect from time to time.

          "Significant Restricted Subsidiary" means, at any date of
           ---------------------------------
determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (6), (7), (8), (9) or (10) of Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

          "Stated Maturity" means (i) with respect to any debt security, the
           ---------------
date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Strategic Equity Investor" means a corporation or entity with an
           -------------------------
equity market capitalization, a net asset value or annual revenues of at least $1.5 billion that primarily owns and operates businesses in the telecommunications, information systems, entertainment, cable television, programming, electronics or similar or related industries.

          "Subordinated Indebtedness" means any Indebtedness of the Company
           -------------------------
which is expressly subordinated in right of payment to the Securities.

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ---------
which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "Surviving Person" means, with respect to any Person involved in or
           ----------------
that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "Tag-Along Agreement" means the agreement dated as of February 8,
           -------------------
1990, originally entered into by and among Cox Enterprises, Inc., Comcast, Continental, Newhouse, Tempo, TCIC and TCI Development Corporation, a subsidiary of TCI, as amended and in effect from time to time.

          "Tax Sharing Agreement" means the tax sharing agreement effective as
           ---------------------
of July 1, 1995 among TCI, TCIC and certain other consolidated subsidiaries of TCI, as amended and in effect from time to time.

          "TCI" means Tele-Communications, Inc., a Delaware corporation, and its
           ---
successors.

          "TCIC" means TCI Communications, Inc., a Delaware corporation, and its
           ----
successors.

          "TCIC Credit Facility" means the amended and restated credit agreement
           --------------------
dated as of February 19, 1997 between TCIC and the Company, as amended and in effect from time to time.

          "TCIC Loan Amount" see Section 4.19.
           ----------------

          "Tempo" means Tempo Satellite, Inc., an Oklahoma corporation, and its
           -----
successors.

          "Tempo Letter Agreements" means the two letter agreements dated as of
           -----------------------
July 30, 1993 entered into by Tempo and PRIMESTAR Partners in connection with the Tempo Option and certain related matters and any refinancings thereof, as amended and in effect from time to time.

          "Tempo Option" means PRIMESTAR Partners' right and option, granted by
           ------------
Tempo under the option agreement entered into by Tempo and PRIMESTAR Partners in February 1991 to purchase or lease 100% of the capacity of a DBS system to be built, launched, and operated by Tempo pursuant to the FCC Permit.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-
           ---
77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 10.03.

          "Total Consolidated Indebtedness" means, as at any date of
           -------------------------------
determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

          "Trade Name and Service Mark License Agreement" means the trade name
           ---------------------------------------------
and service mark license agreement between the Company and TCI dated December 4, 1996, a subsidiary of TCI, as amended and in effect from time to time.

          "Transition Services Agreement" means the agreement dated as of
           -----------------------------
December 4, 1996 between TCI and the Company, pursuant to which TCI provides to the Company certain services and other benefits, including certain administrative and other services that were provided to the Company by TCI prior to the Distribution, as amended and in effect from time to time.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "UCC" means the Uniform Commercial Code as in effect from time to time
           ---
in the State of New York.

          "United States Government Obligations" see Section 9.01.
           ------------------------------------

          "Unrestricted Subsidiary" means any Subsidiary of the Company
           -----------------------
designated as such pursuant to Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

          "Unutilized Net Cash Proceeds" see Section 4.05(a).
           ----------------------------

          "U.S. Person" means a "U.S. person" as defined in Rule 902 under the
           -----------
Securities Act.

          "Voting Equity Interests" means Equity Interests in a corporation or
           -----------------------
other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary
           ----------------------------------
all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

          "W.L." means West Longitude.
           ----

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

          The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto,
                                                             ---------
which is hereby incorporated in and expressly made a part of this Indenture.
The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby
                                      ---------
incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guaranties) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guaranties) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

          Securities initially offered and sold by the Initial Purchasers (i) to Qualified Institutional Buyers in reliance on Rule 144A, (ii) to Institutional Accredited Investors or (iii) in offshore transactions in reliance on Regulation S shall, unless the applicable Holder requests Securities in the form of Certificated Securities in registered form ("Physical Securities"), which shall
                                             -------------------
be in substantially the form set forth in Exhibit A, be issued initially in the
                                          ---------
form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, deposited with the
                                       ---------
Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C hereto. One or more separate Global Securities shall be issued to
---------
represent Securities held by (i) Qualified Institutional Buyers (a "QIB Global
                                                                    ----------
Security"), (ii) Institutional Accredited Investors (an "Accredited Investor
--------                                                --------------------
Global Security") and (iii) Persons acquiring Securities in offshore
-----------------
transactions in reliance on Regulation  S (a "Regulation S Global Security").
                                              ----------------------------
The Company shall cause the QIB Global Securities, Accredited Investor Global Securities and Regulation S Global Securities to have separate CUSIP numbers. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $200,000,000 and (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b)
                                                           ---------
Securities may be presented or surrendered for payment ("Paying Agent") and (c)
                                                         ------------
notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company, or any Subsidiary may act as Paying Agent, Registrar or co-Registrar. Neither the Company, any Subsidiary, nor any of their respective Affiliates may act as Paying Agent for purposes of any Offer to Purchase required or permitted by Section 4.19 hereof.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Subsidiary or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.05, 4.14, 4.19 or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such

Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Trustee may require an Officers' Certificate listing Securities owned by the Company, the Guarantors or their respective Affiliates.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such cancelled Securities for disposal. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

          If the Company defaults in a payment of principal or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a)  The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.
         ---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

            (i)    to register the transfer of the Physical Securities; or

           (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D
                                                                       ---------
                   hereto); or

          (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or
                   ---------

          (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for
                   ---------
                   Institutional Accredited Investors substantially in the form of Exhibit E hereto; or
                      ---------

          (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a
                                                 ---------
                   transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion
                                                ---------
                   of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably
                   ---------
                   satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel
                                  ---------
                   reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A)      certification, substantially in the form of Exhibit D hereto,
                                                               ---------
                   that such Physical Security is being transferred (I) to a Qualified Institutional Buyer, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S; and

          (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security, an Accredited Investor Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or
                                                 ---------

          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto); or
                   ---------

          (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for
                   ---------
                   Institutional Accredited Investors substantially in the form of Exhibit E hereto; or
                      ---------

          (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a
                                                 ---------
                   transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion
                                                ---------
                   of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably
                   ---------
                   satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an
                                                 ---------
                   Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act,

     then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

           (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.

          If the Company wants to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

          If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. Selection of the Securities to be redeemed pursuant to paragraph 6 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $100.0 million.

          Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

          (1)  the Redemption Date;

          (2)  the redemption price;

          (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrete on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

          At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR


                                   COVENANTS

SECTION 4.01.  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 hereof. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 hereof as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Transactions with Affiliates.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Equity Interests of the Company or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate
                                                               ---------
Transaction"), unless such Affiliate Transaction is on terms which are no less
-----------
favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $15.0 million, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into such Affiliate Transaction, unless a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions; provided, however, that if such Affiliate Transaction is in the ordinary course of business consistent with the past practice of any business of the Company or a Restricted Subsidiary, including the High Power Satellite Transmission Business, then there shall be no need to comply with this sentence. In the event that the Company obtains a written opinion from an Independent Financial Advisor (and files the same with the Trustee) stating that the terms of an Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be, such opinion will conclusively meet the requirements of the first sentence of this paragraph and there shall be no need to comply with the second sentence of this paragraph.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) the Basic Documents, each as in effect on the Issue Date, including any amendment or extension thereof that does not otherwise violate any other covenant set forth in this Indenture, and any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) the issue and sale by the Company to its stockholders of Qualified Equity Interests; (v) any Restricted Payments made in compliance with
Section 4.06; (vi) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vii) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of Section 4.04 hereof; and (viii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof.

SECTION 4.04.  Limitation on Indebtedness.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Company may Incur Indebtedness and the Company may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to (i) 7.25 to 1.0 if the date of such Incurrence is on or before December 31, 1999, (ii) 6.50 to 1.0 if the date of such Incurrence is after December 31, 1999 and on or prior to December 31, 2001, and (iii) 5.75 to 1.0 if the date of such Incurrence is after December 31, 2001.

          The foregoing limitations will not apply to the Incurrence by the Company (or any Restricted Subsidiary with respect to clauses (b), (d), (e),
(g), (i), (j), (l) and (n) below of this paragraph) of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given
                ----------------------
independent effect:

          (a) Indebtedness under the Senior Subordinated Discount Notes, the Securities and the Indentures;

          (b)  Existing Indebtedness;

          (c) Indebtedness under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $750.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter), and increased (but not above $750.0 million in the aggregate) by any increase in the aggregate commitments under the Senior Credit Facility agreed to in connection with the occurrence of a Replacement Satellite Event (as defined in the Senior Credit Facility as in effect on the Issue Date) thereunder (provided that such increase shall not be effective for purposes of this paragraph (c) until (x) the successful launch and commencement of operations of a permanent substitute satellite to the GE-2 Satellite pursuant to a procedure of acceptance substantially similar to the procedure regarding acceptance of the GE-2 Satellite or (y) the successful implementation, as certified by the Company to the Trustee, of a plan of continued operation of the PRIMESTARO business agreed to in writing by the Company and the arranging agents under the Senior Credit Facility; plus (B) any amounts
                                                        ----
     outstanding under the Senior Credit Facility that utilize subparagraph (o) of this paragraph of this covenant;

          (d) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or any Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary, or (iii) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (e) guarantees by any Restricted Subsidiary of Senior Indebtedness of the Company; provided, however, that if any such guarantee shall be Incurred in respect of any Senior Indebtedness of the Company which has registration rights (including the requirement to effect an exchange offer registered under the Securities Act) or which is registered under the Securities Act, such Restricted Subsidiary shall guarantee the Securities on a senior subordinated basis as provided in Section 4.20 hereof;

          (f) Interest Rate Protection Obligations of the Company relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise per-mitted to be Incurred under this covenant); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) Purchase Money Indebtedness and Capitalized Lease Obligations which do not exceed $35.0 million in the aggregate at any one time outstanding;

          (h) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this Section 4.04 or clause (a), (b),
     (i), (j), (k), (l) or (n) of this paragraph of this Section 4.04; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provide for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or
                                 ----
     dividends thereon, plus the amount of any reasonably determined prepayment
                        ----
     premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
     (iii) Indebtedness that is pari passu with the Securities may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests, (iv) no Restricted Subsidiary may Incur Indebtedness to refinance Indebtedness of the Company, and (v) with respect to any refinancing of Indebtedness Incurred pursuant to clauses (i), (j), (k) or (l) of this paragraph, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i), (j), (k) or (l), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt Incurrence capacity under such clauses);

          (i) Indebtedness (including Acquired Indebtedness) not to exceed $180.0 million in aggregate principal amount at any time outstanding Incurred in connection with the acquisition by the Company or any Restricted Subsidiary of partnership interests in PRIMESTAR Partners not owned by the Company or any Restricted Subsidiary (including, without limitation, the acquisition of a Person (other than the Company or any Restricted Subsidiary) that owns partnership interests in PRIMESTAR Partners); provided, however, that (i) after giving effect to such purchase the Company or a Restricted Subsidiary owns such partnership interests and all right and title with respect thereto (including the income and profits therefrom); and (ii) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

          (j) Indebtedness (including Acquired Indebtedness) Incurred in connection with the acquisition of any Person distributing PRIMESTAR(R) television programming or the acquisition of any subscribers of any distributor of PRIMESTAR(R) television programming and the right to distribute PRIMESTAR(R) television programming to such subscribers (and related assets and rights); provided, however, that (i) the aggregate amount of any such Indebtedness Incurred in connection with any such acquisition shall not exceed $750.00 per subscriber acquired in such acquisition; (ii) such acquisition is effected through the Company or any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary; and (iii) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

          (k) Indebtedness to fund purchases of inventory of integrated receiver decoders and other related subscriber equipment to be used in the business of the Company and the Restricted Subsidiaries not to exceed in the aggregate at any time outstanding the lesser of (x) 50% of the aggregate cost of such decoders and equipment and (y) $50.0 million;

          (l) Indebtedness (including Acquired Indebtedness) Incurred to effect the acquisition of other satellite communications businesses (or Persons engaged in such business) (a "Related Acquisition") or to make C-Band
                                   -------------------
     Investments (so long as such C-Band Investment results in the ownership by the Company or any Restricted Subsidiary of not less than 50% of the economic Equity Interests and 50% of the Voting Equity Interests in the subject Person or is made to fund the acquisition of other satellite communications businesses by such Person in whom the C-Band Investment is being made (so long as such acquisition is effected by such Person or one of its Subsidiaries)); provided, however, that (i) the aggregate amount of any such Indebtedness Incurred to effect any such Related Acquisition shall not exceed (x) $750.00 per subscriber acquired in such Related Acquisition if such Related Acquisition is in the medium or high power segment of the satellite communications industry or (y) $500.00 per subscriber acquired in such Related Acquisition if such Related Acquisition is in the C-band segment of the satellite communications industry; (ii) such Related Acquisition is effected through the Company or any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary; (iii) the aggregate amount of any such Indebtedness Incurred to effect any C-Band Investments shall not exceed (x) if such C-Band Investment is the initial Investment in the Person in whom the C-Band Investment is being made, $250.00 per subscriber existing at the time thereof of such Person in whom such C-Band Investment is being made and (y) $250.00 per subscriber acquired if such C-Band Investment is made to fund the acquisition by the Person in whom such C-Band Investment is being made of other satellite communications businesses; and (iv) any such Indebtedness Incurred by any Restricted Subsidiary shall only be permitted to be Incurred if it is Acquired Indebtedness and shall not be Incurred if such Acquired Indebtedness was Incurred in connection with, in contemplation of or with a view to such transaction;

          (m) Indebtedness under the TCIC Credit Facility pursuant to the terms thereof as in effect on the date hereof Incurred on or after the occurrence of the GE-2 Satellite Event in an aggregate amount outstanding not to exceed (x) at any time prior to the payment of the Purchase Price for all Securities tendered pursuant to an Offer to Purchase required pursuant to
     Section 4.19, $50.0 million, and (y) at any time after the payment of the Purchase Price for all Securities tendered pursuant to an Offer to Purchase required pursuant to Section 4.19, $100.0 million; provided, however, that no Indebtedness pursuant to the TCIC Credit Facility may be Incurred by the Company unless the final maturity thereof is after March 31, 2001 (not including any requirement to repay such Indebtedness upon the successful launch and viable operation of the GE-3 Satellite);

          (n) Indebtedness under any guarantee, letter of credit or other credit support with respect to (x) any obligations of PRIMESTAR Partners under the Partnership Credit Agreement (or any refinancing thereof) to the extent such obligation was Incurred by PRIMESTAR Partners to finance any Company Satellite or (y) any obligations of PRIMESTAR Partners under the

     Agreement, in each case, to the extent the provision thereof is a Permitted
                                                                       ---------
     Investment under clause (n) of the definition of "Permitted Investments";
     ----------
     and

          (o) in addition to the items referred to in clauses (a) through (n) above, Indebtedness of the Company (including any Indebtedness under the Senior Credit Facility that utilizes this subparagraph (o)) having an aggregate principal amount not to exceed $50.0 million at any time outstanding; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such amount shall be increased to a maximum of $100.0 million if, as of the end of the most recently completed fiscal quarter of the Company after the Issue Date, the Company shall have provided an Officers' Certificate to the Trustee that the Company and the Restricted Subsidiaries had as of such date in excess of 1.2 million subscribers.

          Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary; provided, however, that any Indebtedness of any Unrestricted Subsidiary existing at the time of its designation as a Restricted Subsidiary pursuant to the Required Designation shall not be deemed Incurred at such time for purposes of the covenant.

          If the Company Incurs any Indebtedness pursuant to the Debt to Operating Cash Flow Ratio of the first paragraph of this covenant and included in the calculation thereof the Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary, C-Band Dividends or the Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary, then such Indebtedness will be deemed to not have been Incurred in compliance with this covenant (unless otherwise incurrable at such time under any of subparagraphs (a) - (o) of the second paragraph of this covenant) if the Company or any Restricted Subsidiary thereafter makes any Restricted Payment pursuant to clause (x) or
(xii) of the second paragraph of Section 4.06 and such Indebtedness could not have been Incurred at the time of its Incurrence if any such Investment were made immediately prior to such Incurrence.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in the same lines of business being conducted by the Company or any Restricted Subsidiary at such time, or (C) Equity Interests in one or more Persons which thereby become Restricted Subsidiaries whose assets consist primarily of properties and capital assets used in the same line of business being conducted by the Company or any Restricted Subsidiary at such time. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

          The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 375 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in the same line of business being conducted by the Company or any Restricted Subsidiary at such time and so apply such Net Cash Proceeds within 375 days after the receipt thereof, or (iii) apply the Net Cash proceeds of any Asset Sale within 375 days after receipt thereof to the making of any Investment which is permitted to be made under Section 4.06.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 375 days of such Asset Sale as described in clause (i),
(ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after
     ----------------------------
such 375th day, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Securities Portion of Unutilized Net Cash Proceeds. Such Offer to Purchase shall be made at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph.

          In the event that any other Indebtedness of the Company which ranks pari passu with the Securities (including the Senior Subordinated Discount Notes) (the "Other Indebtedness") requires that an offer to purchase to be made
             ------------------
to repurchase such Other Indebtedness upon the consummation of any Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Indebtedness and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Securities is not less than the Securities Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under the Senior Subordinated Discount Note Indenture and pursuant to any Other Indebtedness and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to the Senior Subordinated Discount Note Indenture and pursuant to any Other Indebtedness.

          For purposes of this Section 4.05, "Securities Portion of Unutilized
                                              --------------------------------
Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to
-----------------
the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Securities tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Securities Amount") and the denominator of which is the sum of the Securities
------------------
Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Offer to Purchase.

          With respect to any Offer to Purchase effected pursuant to this
Section 4.05, as among the Securities, to the extent that the principal amount of the Securities tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash Proceeds with respect thereto, such Securities shall be purchased pro rata based on the principal amount of such Securities tendered by each Holder.

          To the extent the Securities Portion of Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to the Offer to Purchase, the Company may retain and utilize any portion of the Securities Portion of Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          (b) Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

          (c) So long as there are any amounts owed or due by the Company or any Subsidiary to PRIMESTAR Partners under the Tempo Letter Agreements, or the Company or any Restricted Subsidiary is directly or indirectly obligated, contingently or otherwise, for any obligations under the Partnership Credit Agreement (pursuant to any letter of credit, guarantee or other credit support or otherwise), for purposes of the foregoing covenant, the sale or lease of either or both of the Company Satellites (whether or not the Subsidiary owning such Company Satellite is a Restricted Subsidiary), or any transponder thereon or capacity thereof, to PRIMESTAR Partners or any other Person shall be considered an Asset Sale unless (i) if such sale or lease is to PRIMESTAR Partners of both Company Satellites, any balance due by the Company or any Subsidiary to PRIMESTAR Partners under the Tempo Letter Agreements shall be permanently extinguished and if such sale or lease is to PRIMESTAR Partners of only one Company Satellite, then 100% of the net proceeds thereof are applied to the balance due by the Company or any Subsidiary to PRIMESTAR Partners under the Tempo Letter Agreements and (ii) if such sale or lease is to any other Person, 100% of the net proceeds thereof are applied to the balance due under the Partnership Credit Agreement to the extent that the Company or any Restricted Subsidiary has any letter of credit, guarantee or other credit support outstanding in respect thereof and thereafter to the balance due by the Company or any Subsidiary to PRIMESTAR Partners under the Tempo Letter Agreements. The Company shall not and shall not cause or permit any Subsidiary to enter into or suffer to exist any agreement, instrument, encumbrance or restriction which would, directly or indirectly, limit, prohibit or restrict the compliance by the Company and its Subsidiaries with the foregoing sentence.

          (d) If the Company or any Restricted Subsidiary is engaged in the High Power Satellite Transmission Business, the Company shall not and shall not cause or permit any such High Power Satellite Transmission Subsidiary to sell, convey, transfer, lease, assign, or otherwise encumber (i) any Company Satellite (or any contract rights related to the construction, launch or insurance thereof), (ii) any orbital slot owned by the Company or any Subsidiary, (iii) the Equity Interests of any Subsidiary which owns any Company Satellite or any orbital slot or any right, license, authorization or permit with respect to any such orbital slot owned by such Subsidiary, or any other interest in an orbital slot which may be sold or otherwise disposed of in compliance with all applicable law (including the Communications Act and the rules and regulations promulgated thereunder) or (iv) the income or profits of any of the foregoing, unless in any such case immediately after such a transaction the Company or such
------
High Power Satellite Transmission Subsidiary has in place a binding agreement providing for dedicated satellite capacity sufficient to serve its High Power Satellite

Transmission Business in the ordinary course of such business at least until the stated maturity of the Securities and files such agreement with the Trustee together with an Officers' Certificate certifying that such agreement meets the foregoing criteria.

SECTION 4.06.  Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

             (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

           (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Restricted Subsidiary); or

            (iv) make any Investment (other than Permitted Investments) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment);

(such payments or any other actions (other than the exceptions thereto) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"),
                                                      -------------------
unless

          (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment and (y) 150% of cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available, plus (2)
                                                                     ----
     the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests fi-
     nanced, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accrued or accreted amount, if
              ----
     less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the
                                                    ----
     disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of:
     (i) the return of capital with respect to such Investment and (ii) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (5) so long as the Designation thereof was treated as a
            ----
     Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.17, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (6) (to
                                                                  ----
     the extent not included in the computation of Cumulative Operating Cash
     Flow) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (7) the greater of (i) $0 and (ii) the Designation Amount (measured
     -----
     as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.17.


          The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause
(c)(2) of the preceding paragraph (and were not included therein at any time);
(iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Securities; (iv) Investments in PRIMESTAR Partners required pursuant to a vote of the partners of PRIMESTAR Partners, not to exceed $60.0 million in the aggregate since the Issue Date; (v) Investments made within three years of the Issue Date in Persons engaged in the provision of C-band direct-to-home television programming services (any such person, a "C-Band Entity"); provided,
                                                     -------------
however, that (x) immediately after giving effect to such Investment the Company or a Restricted Subsidiary owns not less than 50.0% of the voting power of the outstanding Voting Equity Interests in such C-Band Entity and not less than 50.0% of the outstanding economic Equity Interests in such C-Band Entity and
(y) the aggregate amount of such Investments made since the Issue Date shall not exceed $90.0 million (any such Investment made pursuant to this clause (v) a "C-Band Investment"); (vi) Investments in ResNet so long as ResNet is engaged in
 -----------------
whole or in substantial part in the business of providing entertainment, data, information and/or telecommunications services to MDUs and other commercial markets, not to exceed $45.0 million in the aggregate since the Issue Date;
(vii) any Investment to
the extent that the consideration therefor consists of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (viii) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $3.0 million in any calendar year and $15.0 million in the aggregate since the Issue Date; (ix) the acquisition of any general or limited partnership interest in PRIMESTAR Partners with the net proceeds of any Indebtedness Incurred pursuant to clause (i) of the second paragraph of Section 4.04; (x) Investments in any Unrestricted Subsidiary that holds any high power satellite or the governmental authorizations relating thereto to be used solely to pay the operating and financing expenses of such Unrestricted Subsidiary in an amount not to exceed the product of (x) the Company's percentage equity interest in such Unrestricted Subsidiary, times (y) such Unrestricted Subsidiary's share of satellite construction and financing costs; provided, however, that the funds used for such Investments shall be derived solely from Consolidated Operating Cash Flow since the Issue Date of the High Power Satellite Transmission Subsidiary (so long as such Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary shall not have been otherwise expended); provided, however, that no such Investment pursuant to this clause (x) shall be permitted to the extent that the Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary to be utilized to effect such Investment was included in the calculation of the Cumulative Operating Cash Flow at any time prior to the making of such Investment; (xi) Investments in any other Person engaged in the satellite, telecommunications, entertainment, electronics or any related industry, not to exceed $50.0 million in the aggregate outstanding at any time; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such amount shall be increased to a maximum of (I) $75.0 million in the aggregate outstanding at any time if, as of the end of the most recently completed fiscal quarter of the Company after the Issue Date, the Company shall have provided an Officers' Certificate to the Trustee that the Company and the Restricted Subsidiaries had as of such date in excess of 1.2 million subscribers or (II) $90.0 million in the aggregate outstanding at any time if, as of the end of the most recently completed fiscal quarter of the Company after the Issue Date, the Company shall have provided an Officers' Certificate to the Trustee that the Company and the Restricted Subsidiaries had as of such date in excess of 1.6 million subscribers; (xii) the payment of dividends in any period (I) on preferred stock of the Company issued in connection with any C-Band Investment in a C-Band Entity, but only up to the amount of cash dividends ("C-Band Dividends") received by the Company from such
                           ----------------
C-Band Entity in the same period (to the extent that such cash dividends have not otherwise been expended by the Company) or (II) issued in connection with any C-Band Investment which results in any C-Band Entity becoming a Restricted Subsidiary (such Restricted Subsidiary, a "Restricted C-Band Subsidiary"), but
                                           ----------------------------
only up to the amount of Consolidated Operating Cash Flow received as cash dividends by the Company from the Restricted C-Band Subsidiaries in the same period (to the extent that such cash dividends have not otherwise been expended by the Company); provided, however, that no such dividends pursuant to this clause (xii) shall be permitted to the extent that C-Band Dividends or the Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary to be utilized to effect any such dividends was included in the calculation of Cumulative Operating Cash Flow at any time prior to the payment of such dividends; or (xiii) the repurchase of Equity Interests of the Company in an amount not to exceed $10.0 million in the aggregate since the Issue Date; provided, however, that in the case of each of clauses (ii), (iii), (iv), (v),
(vi), (vii), (x), (xi), (xii) and (xiii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom. For purposes of this paragraph, any Investment made in any Person that subsequently becomes a Restricted Subsidiary shall be deemed not to be outstanding so long as such Person is a Restricted Subsidiary.

          For purposes of clause (x) of the preceding paragraph, in determining Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary, the definition of "Consolidated Operating Cash Flow" shall be used, but references in such definition to the Company and the Restricted Subsidiaries shall be deemed to refer to the High Power Satellite Transmission Subsidiary and its Subsidiaries. The Company shall not calculate such Consolidated Operating Cash Flow of the High Power Satellite Transmission Subsidiary in any manner, or take any other action, that would result in such Consolidated Operating Cash Flow being greater than what it would have been if the High Power Satellite Transmission Subsidiary were an Affiliate of the Company that was not a Restricted Subsidiary. For purposes of clause (xii) of the preceding paragraph, in determining Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary, the definition of "Consolidated Operating Cash Flow" shall be used, but references in such definition to the Company and the Restricted Subsidiaries shall be deemed to refer to the Restricted C-Band Subsidiary and its Subsidiaries. The Company shall not calculate such Consolidated Operating Cash Flow of any Restricted C-Band Subsidiary in any manner, or take any other action, that would result in such Consolidated Operating Cash Flow being greater than what it would have been if such Restricted C-Band Subsidiary were an Affiliate of the Company that was not a Restricted Subsidiary.

          In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (viii), (x) and (xiii) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii),
(ix), (xi) and (xii) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. If after the date of making any Investment made in compliance with this covenant which is a guarantee, letter of credit or other credit support any payments are made in respect of such Investment, such payment shall not be deemed an additional Restricted Payment to the extent the amount thereof, when added together with all other payments made in respect of such Investment since the date such Investment was made, is not in excess of the amount of the Investment.

SECTION 4.07.  Corporate Existence.

          Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Re-stricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.

          (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.  Maintenance of Properties and Insurance.

          (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance. Anything contained herein to the contrary notwithstanding, the Company shall not be required to obtain business interruption insurance or any satellite launch or in-orbit insurance, except as provided in Section 4.22 hereof.

SECTION 4.11.  Compliance Certificate.

          The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal quarter ending March 31, 1997.

SECTION 4.12.  Provision of Financial Information.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to
 ---------------------
file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder. The Company will also comply with (S) 314(a) of the TIA.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of the Trustee of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the cove-nants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.

          (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the
                      ----------------------
Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (c) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.15.  Limitation on Senior Subordinated Indebtedness.

          (a) The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness.

          (b) The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right to any Guarantor Senior Indebtedness of such Guarantor.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Senior Credit Facility, any Basic Document or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Senior Credit Facility on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section
4.05 to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of Section 4.04; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) this Indenture or the Senior Subordinated Note Indenture; or (ix) any such customary encumbrance or restriction existing under any other security agreement, instrument or document hereafter in effect; provided, however, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Senior Credit Facility as in effect on the Issue Date. Anything contained herein to the contrary notwithstanding, the Company and its Subsidiaries shall in no event be prohibited or restrained from granting, and causing to be effective, any lien or security interest securing the obligations of the Company and the Restricted Subsidiaries under the Senior Credit Facility.

SECTION 4.17. Designation of Unrestricted Subsidiaries; Designation of Tempo as a Restricted Subsidiary.

          (a) Tempo and its Subsidiaries are initially designated by the Company as Unrestricted Subsidiaries as of the Issue Date. The Company may designate after the Issue Date any other Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:
                                                   -----------

             (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

            (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and

           (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of
     Section 4.06 in an amount (the "Designation Amount") equal to the Fair
                                     ------------------
     Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

          Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary which (i) holds the partnership interest in (or any debt or equity interest in) PRIMESTAR Partners or distributes, directly or indirectly, PRIMESTAR(R) television programming service or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, such partnership interests or such distribution or (ii) conducts, directly or indirectly, the High Power Satellite Transmission Business or the business of distributing high power DBS services to subscribers (or, if the proposed Cable Plus strategy is implemented, the business of distributing the Cable Plus service to cable system operators), or has any interest in any such business or the right to receive the income or profits therefrom.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (other than Tempo pursuant to the Senior Credit Facility), except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indentures, including, without limitation, pursuant to Sections 4.05 and 4.06, and except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of any Unrestricted Subsidiary.

          (b)  The Company shall designate (the "Required Designation") Tempo
                                                 --------------------
(or any other Unrestricted Subsidiary which owns any Company Satellite or any right or interest therein or holds a Lien in respect thereof or the right to receive income or profits therefrom (Tempo or any such Unrestricted Subsidiary, the "Satellite Subsidiary")) as a Restricted Subsidiary and revoke its
     --------------------
designation as an Unrestricted Subsidiary if as of the end of any complete fiscal quarter of such Satellite Subsidiary after the Issue Date, the remainder of (x) Consolidated Operating Cash Flow of such Satellite Subsidiary for the immediately preceding complete fiscal quarter, minus (y) Consolidated Interest
                                               -----
Expense of such Satellite Subsidiary for such immediately preceding complete fiscal quarter, minus (z) any scheduled principal payments in respect of
                -----
Indebtedness of such Satellite Subsidiary made during such immediately preceding complete fiscal quarter is greater than $1.0 million. For purposes of determining Consolidated Operating Cash Flow and Consolidated Interest Expense of any Satellite Subsidiary pursuant to the immediately preceding sentence, the definitions of "Consolidated Operating Cash Flow" and "Consolidated Interest Expense" shall be used, but references to the Company and the Restricted Subsidiaries in such definitions shall be deemed to refer to the relevant Satellite Subsidiary and its Subsidiaries.

          (C) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:
                            ----------

             (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture;

provided, however, that the foregoing shall not apply to the Required
Designation.

          All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.18.  Limitation on Liens.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary and (ii) Permitted Liens.

SECTION 4.19. Deposit of Funds with Escrow Agent; Offer to Purchase upon a GE-2 Satellite Event.

          (a) On the Issue Date, the Company shall deposit with the Escrow Agent the net proceeds of the offering of the Securities after deducting offering expenses ($193,734,268.00). All Collateral shall be held in the Escrow Account until permitted to be disbursed pursuant to the Escrow Agreement and then shall be disbursed strictly in accordance with the terms thereof.

          (b) In order to secure the payment and performance of the Company's obligation to repurchase the Securities tendered in connection with an Offer to Purchase made upon a GE-2 Satellite Event, the Company hereby grants to the Trustee, for the benefit of the Holders, a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising. The Trustee shall have no obligation to file any financing statement or otherwise take any action to maintain or perfect any such security interest. The Company covenants and agrees that such security interest shall be a first priority security interest and that the Escrow Funds shall not be subject to any other Lien. The Company will not seek to remove any Escrow Funds held in the Escrow Account prior to the later of (i) the occurrence of the GE-2 Acceptance or (ii) so long as the Company shall have purchased at the Purchase Price all Securities tendered pursuant to the Offer to Purchase required upon a GE-2 Satellite Event, the day after the Purchase Date related to such Offer to Purchase (or the day after acceptance and set-aside as described in the Section 4.19(g)), other than to fund any Offer to Purchase made pursuant to paragraph
(d) below of this Section 4.19.

          (c)  For purposes of this Section 4.19, "GE-2 Acceptance" means the
                                                   ---------------
occurrence, by May 30, 1997, of each of the following: (i) PRIMESTAR Partners shall have received notice from GE Americom pursuant to the GE-2 Agreement that the GE-2 Satellite (or an equivalent satellite) has been successfully launched into geosynchronous orbit at 85 degrees W.L., including certification from the builder of the GE-2 Satellite (or such equivalent) that at least 15 transponders thereon are "commercially operational" (as defined in the GE-2 Agreement as in effect on the Issue Date) for use at medium power in the Ku-band, with an ex-pected life of at least 8 1/2 years (a copy of which notice shall be filed by the Company with the Trustee) and (ii) PRIMESTAR Partners shall be entitled under the GE-2 Agreement (as in effect on the Issue Date) to "nonpreemptible service" (as defined under the GE-2 Agreement as in effect on the Issue Date) on at least 14 of such transponders. For purposes of this Section 4.19, "GE-2
                                                                      ----
Satellite Event" means the failure of the GE-2 Acceptance to occur by May 30,
---------------
1997.

          (d) (i) In the event of the occurrence of a GE-2 Satellite Event, the Company shall notify the Holders of the Securities, in the manner prescribed by this Indenture, of such occurrence and shall make an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Expiration Date and Purchase Date of such Offer to Purchase shall be no later than June 27, 1997. The Company shall not extend the Expiration Date and Purchase Date of such Offer to Purchase unless required by applicable tender offer laws or regulations. The Company shall, to the extent that it is required to make, or as permitted by this Section 4.19 makes, an Offer to Purchase described in the first sentence of this paragraph (d), draw on May 30, 1997 TCIC Revolving Loans under the TCIC Credit Facility in an amount sufficient to fund any shortfall (the "TCIC Loan Amount") of the Escrow Funds in
                                       ----------------
the Escrow Account to purchase all Securities tendered pursuant to such Offer to Purchase.

          (ii) If, at any time prior to May 30, 1997, the Company determines that there is no reasonable likelihood that GE-2 Acceptance will occur by May 30, 1997, the Company shall have the right, but not the obligation, prior to May 30, 1997, to make an Offer to Purchase all outstanding Securities, at the same price, and on the same terms, as the Offer to Purchase required by paragraph
(d)(i) above of this Section 4.19 provided that the Company makes a concurrent Offer with respect to the Senior Subordinated Discount Notes, and, in such event, on the Purchase Date for such Offer to Purchase, the Trustee shall direct the Escrow Agent to transfer the Escrow Funds and other Collateral to the Trustee (acting as Paying Agent for the Company) to fund the purchase of Securities pursuant thereto. If the Company makes such an Offer to Purchase, then, notwithstanding anything to the contrary contained herein, the Company shall not be obligated to make an Offer to Purchase upon the occurrence of a GE-2 Satellite Event, provided that the Company purchases all Securities tendered pursuant to such earlier Offer to Purchase on or before June 27, 1997.

          (e) If a GE-2 Satellite Event occurs, the Escrow Agent will transfer the Escrow Funds and other Collateral to the Trustee (acting as Paying Agent for the Company) in accordance with the Escrow Agreement to fund the repurchase of Securities pursuant to an Offer to Purchase required by Section 4.19(d)(i). The Company shall direct the Trustee to, within five Business Days of the receipt thereof, transfer all such Escrow Funds and other Collateral, and the Company shall within such five Business Days transfer the TCIC Loan Amount, into an irrevocable trust for the sole and exclusive benefit of the Holders of Securities (which trust and the funds and other securities therein shall not be subject to the subordination provisions of Article Eight hereof) with the Company only entitled to any residual after all Securities that are tendered are purchased at the Purchase Price.

          (f) If, on or before May 30, 1997, the Company delivers to the Trustee an Officers' Certificate certifying that the GE-2 Acceptance has occurred, the Trustee shall authorize the Escrow Agent to release all Escrow Funds and other Collateral in the Escrow Account to the Company.

          (g) Pending release of the Escrow Funds as provided in the Escrow Agreement, the Escrow Funds will be invested in Marketable Securities (as defined in the Escrow Agreement) as specifically directed in writing by the Company. Any interest or other profit resulting from such investment will be deposited in the Escrow Account.

          (h) Upon the purchase by the Company of all Securities tendered pursuant to an Offer to Purchase made pursuant to Section 4.19(d), or the setting aside after acceptance by the Company of all Securities tendered pursuant to such Offer to Purchase by the Trustee, as applicable, of all Escrow Funds and other Collateral in the Escrow Account necessary to purchase such Securities and pay any related expenses pursuant to an irrevocable trust for the sole and exclusive benefit of the Holders, any amounts remaining in the Escrow Account and not so set aside shall promptly be released to the Company.

SECTION 4.20.  Guaranty of Notes by Subsidiaries.

          In the event that any Restricted Subsidiary (other than a Guarantor), directly or indirectly, guarantees any Indebtedness of the Company pursuant to
Section 4.04(d), the Company shall cause such Restricted Subsidiary to concurrently guarantee (a "Guaranty") the Company's Obligations under this
                           --------
Indenture and the Securities to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under such other Indebtedness (including waiver of subrogation, if any); provided, however, that the Guaranty shall be subordinated in right of payment to all Guarantor Senior Indebtedness (which shall include such guarantee of such other Indebtedness) pursuant to the subordination provisions of Article Twelve; provided, further, however, that each Subsidiary issuing a Guaranty will be automatically and unconditionally released and discharged from its obligations under such Guaranty upon the release or discharge of the guarantee of the Indebtedness that resulted in the creation of such Guaranty, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Guarantor. The Company shall cause each Restricted Subsidiary issuing a Guaranty to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to this Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Securities and this Indenture on the terms set forth in Article Eleven and Article Twelve hereof and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.

SECTION 4.21.  Amendments to Certain Agreements.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, amend, modify or waive, or refrain from enforcing, any provision of the Basic Documents in any manner adverse to the Company or any of its Subsidiaries or the Holders of the Securities in any material respect as determined by the Board of Directors of the Company. This covenant shall not be construed to prohibit the Company or any Restricted Subsidiary from terminating any of the Basic Documents, if a majority of the disinterested members of the Board of Directors of the Company shall determine that it is in the best interests of the Company to do so.

SECTION 4.22.  Company Satellites; Maintenance of Insurance.

          (a) Prior to the later of (x) December 31, 1997, and (y) 180 days following the successful launch of any Company Satellite launched on or before December 31, 1997, the Company shall not terminate the Satellite Construction Agreement or amend, modify or refrain from enforcing any provision thereof in any manner adverse to the Company or any of its Subsidiaries or the holders of the Securities in any material respect, as determined by the Board of Directors of the Company, and shall not amend, modify or refrain from enforcing any provision thereof regarding the rights of the Company under the Satellite Construction Agree-ment (if any) with respect to any failure of any Company Satellite that may occur in connection with the launch thereof or during the 180 day period immediately thereafter.

          (b) If the Company or any Subsidiary is engaged in the High Power Satellite Transmission Business, so long as a ground spare satellite of comparable quality and capacity has not been completely constructed (other than construction or installation of a suitable antenna) and available to be launched and to provide (pursuant to a binding agreement, a copy of which has been filed with the Trustee) sufficient capacity to the Company or the Subsidiary conducting the High Power Satellite Transmission Business to conduct such business on a competitive basis and service its subscribers, then within 30 days after the acceptance of any Company Satellite by the Company or any Subsidiary after completion of in-orbit testing by the builder thereof the Company shall, or shall cause a Restricted Subsidiary to, obtain (to the extent commercially available upon reasonable terms), and thereafter maintain, In-Orbit Insurance with respect to such Company Satellite (or any permanent replacement thereof) providing the servicing capacity with respect to such High Power Satellite Transmission Business. The Company or such Restricted Subsidiary shall be named as the insured under such In-Orbit Insurance (provided that only a senior secured creditor of the Company or a Restricted Subsidiary may also be designated as a named insured under such In-Orbit Insurance).

          (c) In the event that the Company or any of its Subsidiaries receives any damages or other amounts due under the Satellite Construction Agreement (including, without limitation, the refund of the full purchase price of any Company Satellite which has not been delivered pursuant to the terms thereof) all such amounts shall be deemed to be Net Cash Proceeds from an Asset Sale, and the Company shall apply such proceeds as required by the second and third full paragraphs under subparagraph (a) of Section 4.05, except as provided by subparagraph (c) thereof.

SECTION 4.23.  Payments for Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Security for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE FIVE


                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.

          (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture, the Escrow Agreement and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; provided, however, that the condition set forth in this clause (iii) need not be satisfied in connection with the merger or consolidation with or into the Company or any Restricted Subsidiary of any Person holding partnership interests in PRIMESTAR Partners if
(x) such merger or consolidation is effected for the purpose of acquiring the partnership interests in PRIMESTAR Partners held by such Person (provided that the amount of partnership interests in PRIMESTAR Partners held by such Person on the date of such merger or consolidation is not less than the amount held by such Person on the Issue Date otherwise than pursuant to the transfer of partnership interests in PRIMESTAR Partners to another Person who has been or simultaneously therewith will be merged or consolidated with or into the Company or any Restricted Subsidiary or the dilution of such Person's partnership interests in PRIMESTAR Partners solely due to its failure to pay capital contributions required by the Partnership Agreement) and (y) in connection with such acquisition of such partnership interests the Company or a Restricted Subsidiary acquires all rights of such Person (and its Affiliates) to distribute PRIMESTAR(R) programming services.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          (b)  Subject to the requirements of subparagraph (a) of this
Section 5.01, in the event of a sale of all or substantially all the assets of any Guarantor or all of the Equity Interests of any Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Guaranty of such Guarantor if (i) the Person or entity surviving such merger or consolidation or acquiring the Equity Interests of such Guarantor is not a Restricted Subsidiary, and (ii) the Net Cash Proceeds from such sale are used after such sale in a manner that complies with the provisions of Section 4.05. Except as provided in the preceding sentence, no Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, (ii) the Surviving Person (if other than such Guarantor) assumes all the obligations of such Guarantor under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 5.02.  Successor Corporation Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01(a) or (b), as the case may be, in which the Company or any Guarantor is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company or any such Guarantor under the Securities and this Indenture, the Escrow Agreement and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from its Obligations under this Indenture, the Securities, the Escrow Agreement or its Guaranty, as the case may be.

                                  ARTICLE SIX


                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default" for purposes of this Indenture:

          (1) failure to pay any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

          (2) failure to pay the principal of any Security when the same becomes due and payable at maturity, upon redemption, upon repurchase pursuant to an Offer to Purchase or otherwise, or the Company fails to pay on the Purchase Date the Purchase Price for any Security tendered pursuant to an Offer to Purchase, in each case whether or not such payment is prohibited by Article Eight hereof;

          (3)  failure to perform or comply with any of the provisions of
     Section 5.01 hereof;

          (4)  failure to perform or comply with any of the provisions of
     Section 4.19 hereof or of the Escrow Agreement;

          (5) failure to perform any other covenant, warranty or agreement under this Indenture or in the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this
     Section 6.01;

          (6) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners fails to pay principal when due at the stated maturity of any such Indebtedness; provided, however, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 20 days;

          (7) there shall have been any final judgment or judgments (not subject to appeal) against the Company or any Significant Restricted Subsidiary in an amount of $15.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (8) the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners pursuant to or within the meaning of any Bankruptcy Law:

               (A) admits in writing its inability to pay its debts generally as they become due,

               (B)  commences a voluntary case or proceeding,

               (C) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (D) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it,

               (E) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (F) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners or for all or substantially all of its property, or

               (C) orders the liquidation of the Company or any Significant Restricted Subsidiary or, so long as the Company or any Significant Restricted Subsidiary is a general partner thereof or is (directly or indirectly) obligated in any way (contingently or otherwise) with respect to its Indebtedness, PRIMESTAR Partners, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured;

          (10) the Guaranty of any Guarantor which is a Significant Restricted Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guaranty and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor which is a Significant Restricted Subsidiary denies its liability under its Guaranty (other than by reason of a release of such Guarantor from its Guaranty in accordance with the terms of such Guaranty and this Indenture);

          (11) the Escrow Funds become subject to any Lien other than the Lien under the Escrow Agreement securing the Securities;

          (12) the Company challenges the Lien on the Escrow Funds in favor of the Holders prior to such time as the Escrow Funds are to be released to the Company; or

          (13) the Company shall have failed on the Issue Date to enter into the Escrow Agreement or pursuant thereto fail to place the Initial Escrow Amount (as defined in the Escrow Agreement) in the Escrow Account or the Company shall repudiate, deny or disaffirm any of its material obligations under the Escrow Agreement for any reason.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.

          If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the

Company (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable; provided, however, that so long as the Senior Credit Facility shall be in full force, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Securities to the agent under the Senior Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Senior Credit Facility.

          If an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture or the Escrow Agreement.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Upon a declaration of acceleration of the Securities in accordance with Section 6.02, the Trustee shall foreclose on all Collateral and take all other actions permitted of a secured party under the UCC or otherwise.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Escrow Agreement, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

             (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

           (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

             (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six or the Escrow Agreement, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN


                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture or the Escrow Agreement; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Escrow Agreement.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture or the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Escrow Agreement or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 4.19 or 5.01 hereof or any of the provisions of the Escrow Agreement, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to
(S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and
(d).

          A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased or pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (3) a custodian or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Indebtedness.

          The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company (other than any payment made from Collateral held in the Escrow Account) shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02.  No Payment on Securities in Certain Circumstances.

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account) by or on behalf of the Company of principal of or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment
                                                                   -------
Blockage Notice" ) from the holder or holders of such Designated Senior
---------------
Indebtedness or the trustee or agent acting on
behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account) shall be made by or on behalf of the Company of principal of or interest on the Securities, except from those funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Nine hereof, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by
 -----------------------
the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          Notwithstanding anything herein to the contrary, any Collateral received or otherwise obtained by any Holder or the Trustee upon exercise of its rights in respect thereof upon the occurrence of any Event of Default shall not be subject to this Section 8.02.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account), upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account). Before any payment may be made by, or on behalf of, the Company of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any distribution of any Collateral held in the Escrow Account), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

          (c) Notwithstanding anything herein to the contrary, any Collateral received or otherwise obtained by any Holder or the Trustee upon exercise of its rights in respect thereof upon the occurrence of any Event of Default shall not be subject to this Section 8.03.

SECTION 8.04.  Subrogation.

          Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05.  Obligations of Company Unconditional.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company (other than Collateral held in the Escrow Account) received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.  Trustee's Relation to Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10. Securityholders Authorize Trustee To Effectuate Subordination of Securities.

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.  No Waiver of Subordination Provisions.

          Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Collateral Held in Trust for Securityholders and Collateral Held in the Escrow Account; Payments May Be Paid Prior to Dissolution.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight. All Collateral deposited in the Escrow Account pursuant to and in accordance with Section 4.19 and the Escrow Agreement shall be for the sole benefit of the Holders and all payments or distributions therefrom to the Holders shall not be subject to this Article Eight.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of on and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent the Escrow Agent from releasing the Collateral to the Trustee (acting as Paying Agent) and the application by the Trustee of such amounts released to it for the purpose of paying the Purchase Price pursuant to an Offer to Purchase made pursuant to Section 4.19 nor shall any Holder receiving any Collateral upon an Offer to Purchase made pursuant to Section 4.19 have any obligation to turn any such Collateral over to the holders of Senior Indebtedness.

SECTION 8.15.  Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                 ARTICLE NINE

                            DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Company's Obligations.

          Subject to the provisions of Article Eight, the Company may terminate its and the Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Securities (except for its obligations to pay the principal of and interest on the Securities and the Guarantors' Guaranty thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government
                                                   ------------------------
Obligations") sufficient (without reinvestment) to pay all remaining
-----------
indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) delivering to the
                       ----------------------
Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities and the Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13 and 4.01 (but not
with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.02.  Application of Trust Money.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03.  Repayment to Company.

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.  Reinstatement.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

             (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

            (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities, this Indenture, the Registration Rights Agreement and the Escrow Agreement in connection with any transaction complying with Article Five of this Indenture;

           (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

             (v) to make any change that would provide any additional benefit or rights to the Holders;

            (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

           (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guaranty;

          (viii) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

            (ix)  to secure the Securities pursuant to the requirements of
     Section 4.18 or otherwise; or

             (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section
     11.03 and to add a Guarantor pursuant to the requirements of Section 4.20;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

          (2)  reduce the principal amount (or the premium) of any Security;

          (3) reduce the rate of or extend the time for payment of interest on any Security;

          (4) change the place or currency of payment of the principal of or interest on any Security;

          (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this
     Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

          (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

          (7) waive a default in the payment of the principal of or interest on or redemption payment with respect to any Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

          (8) modify the ranking or priority of the Securities or the Guaranties is respect of any Guarantor, or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders;

          (9) release any Guarantor from any of its obligations under its Guaranty or this Indenture otherwise than in accordance with this Indenture;

          (10) modify the provisions relating to any Offer to Purchase required pursuant to Section 4.05, 4.14 or 4.19 in a manner materially adverse to the Holders; or

          (11) modify the provisions of the Escrow Agreement or Section 4.19 in any manner adverse to the Holders or release any of the Collateral from the Lien securing the Securities (unless a GE-2 Notice shall have been received or the Company has purchased at the Purchase Price all Securities tendered pursuant to an Offer to Purchase made pursuant to Section 4.19) or permit any other Indebtedness or other obligation to be secured by the Escrow Funds.

          An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (11) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                ARTICLE ELEVEN

                                   GUARANTY

SECTION 11.01. Unconditional Guaranty.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guaranty will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guaranty. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guaranty.

SECTION 11.02. Severability.

          In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor.

          If the Securities are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if Section 4.20 provides for any Person who becomes a Guarantor after the Issue Date to be released from its Guaranty then each Guarantor (in the case of defeasance) or the applicable Guar-antor (in the case of compliance with Section 5.01(b) or Section 4.20, as the case may be) shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04. Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guaranty not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guaranty.

SECTION 11.06. Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guaranty or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

SECTION 11.07. Applicability of Article Eleven.

          Anything contained in this Article Eleven to the contrary notwithstanding, Article Eleven shall not apply unless and until a Person is required to become a Guarantor pursuant to Section 4.20 hereof.

                                ARTICLE TWELVE

                           SUBORDINATION OF GUARANTY

SECTION 12.01. Guaranty Obligations Subordinated to Guarantor Senior
               Indebtedness.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guaranty shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guaranty made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02. No Payment on Guaranties in Certain Circumstances.

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guaranty, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the
                                    ---------------------------------
holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Guarantor Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal or interest on the Securities, except from those funds held in trust for the benefit of the Holders of any Securities pursuant to the procedures set forth in Article Nine hereof to such Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice
    -------------------------
by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the holder of Designated Guarantor Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated

Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Securities pursuant to such Guarantor's Guaranty, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.


          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior

Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04. Subrogation.

          Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

SECTION 12.05. Obligations of Guarantors Unconditional.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guaranties is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guaranty of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guaranty.

SECTION 12.06. Notice to Trustee.

          The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08. Trustee's Relation to Guarantor Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the
               Guarantors or Holders of Guarantor Senior Indebtedness.

          No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10. Securityholders Authorize Trustee To Effectuate Subordination of
               Guaranty.

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11. This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

SECTION 12.12. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13. No Waiver of Guaranty Subordination Provisions.

          Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14. Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or
(ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section
12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this In-denture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company or to the Guarantors:

          TCI Satellite Entertainment, Inc.
          8085 South Chester
          Suite 300
          Englewood, Colorado  80112

          Attention:  Chief Financial Officer

          Facsimile:   (303) 712-4973
          Telephone:  (303) 712-4600

          with a copy to:

          Baker & Botts, L.L.P.
          599 Lexington Avenue
          New York, New York  10022

          Attention:  Marc A. Leaf

          Facsimile:   (212) 705-5125
          Telephone:  (212) 705-5097

          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21West
          New York, New York  10286

          Attention:  Corporate Trust Administration

          Facsimile:   (212) 815-5915
          Telephone:  (212) 815-5375

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION  13.06.  Rules by Trustee, Paying Agent, Registrar.

               The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION  13.07.  Governing Law.

               The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

SECTION  13.08.  No Recourse Against Others.

               A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION  13.09.  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guaranty shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION  13.10.  Counterpart Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION  13.11.  Severability.

               In case any provision in this Indenture, in the Securities or in the Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.


SECTION  13.12.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION  13.13.  Legal Holidays.

               If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                               ARTICLE FOURTEEN

                            COLLATERAL AND SECURITY

SECTION  14.01.  Escrow Agreement.

               The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable on an Interest Payment Date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture with respect to the Securities and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Securities, the Trustee shall foreclose upon the Collateral. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

SECTION  14.02.  Recording and Opinions.

               (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting the details of such action, or
(ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

               (b) The Company shall furnish to the Escrow Agent and the Trustee on February 20, 1998 (unless on such date the balance of Escrow Funds and other Collateral shall be zero) and on each February 20 thereafter until the date upon which the balance of Escrow Funds and other Collateral shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and
(B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION  14.03.  Release of Collateral.

               (a) Subject to subsections (b), (c) and (d) of this Section 14.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

               (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 14.03(d) and Section 14.04.

               (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 14.03(c) shall be effective as against the Holders of Securities, except for the disbursement of all Escrow Funds (as defined in the Escrow Agreement) and other Collateral to the Trustee pursuant to Section 6(b) of the Escrow Agreement.

               (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION  14.04.  Certificates of the Company.

               The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA (S) 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA
(S) 314(d). The Trustee may, to the extent permitted by Section 7.01 and
Section 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 14.05. Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement.

               Subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 14.06. Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.

               The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION  14.07.  Termination of Security Interest.

               Upon the earliest to occur of (i) the date upon which the balance of Escrow Funds and other Collateral shall have been reduced to zero, (ii) the payment in full of all obligations of the Company under this Indenture and the Securities, (iii) legal defeasance pursuant to Section 9.01 and (iv) covenant defeasance pursuant to Section 9.01, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                           [Signature Pages Follow]

                                  SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              TCI SATELLITE ENTERTAINMENT, INC.

                              By: /s/ Gary S. Howard
                                 --------------------------------------------
                                 Name:  Gary S. Howard
                                 Title: President and Chief Executive Officer

                              THE BANK OF NEW YORK,
                              AS TRUSTEE

                              By: /s/ Walter N. Gitlin
                                 --------------------------------------------
                                 Name:  Walter N. Gitlin
                                 Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------



                          [FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                       TCI SATELLITE ENTERTAINMENT, INC.
                        10 7/8% Senior Subordinated Note
                        due February 15, 2007, Series A

                                                           CUSIP No.:
No. [       ]                                                   $[       ]

          TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received
--------
promises to pay to [      ] or registered assigns, the principal sum of [   ]
Dollars, on February 15, 2007.

          Interest Payment Dates: February 15 and August 15, commencing on August 15, 1997.

          Interest Record Dates:  February 1 and August 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                              TCI SATELLITE ENTERTAINMENT, INC.

                              By:____________________________________________
                                 Name:
                                 Title:

Attest:__________________
       Name:
       Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 7/8% Senior Subordinated Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated:
                              THE BANK OF NEW YORK,
                               as Trustee

                              By:_______________________________________
                                 Authorized Signatory

                             (REVERSE OF SECURITY)

                       TCI SATELLITE ENTERTAINMENT, INC.

                        10 7/8% Senior Subordinated Note
                        due February 15, 2007, Series A

1.   Interest.
     --------

               TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at
 -------
the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 20, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities Interest and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

               The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal
                                                                  ----------
Tender"). However, the Company may pay principal and interest by wire transfer
------
of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

               Initially, The Bank of New York (the "Trustee") will act as
                                                     -------
Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.
     ------------------------

               The Company issued the Securities under an Indenture, dated as of February 20, 1997 (the "Indenture"), between the Company and the Trustee.
                        ---------
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) (the "TIA"), as in effect
                                                           ---
on the date of the Indenture until such time as the Indenture is qualified under the

TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $200,000,000. If any Restricted Subsidiary guarantees any Senior Indebtedness of the Company which has registration rights (including the requirement to effect an exchange offer registered under the Securities Act) or which is registered under the Securities Act, payment on each Security shall be guaranteed (each, a "Guaranty") on a senior subordinated basis, jointly and severally, by such
 --------
Restricted Subsidiary (each, a "Guarantor") pursuant to Article Eleven and
                                ---------
Article Twelve of the Indenture. In certain circumstances, the Guaranties may be released.

5.   Optional Redemption.
     -------------------

               The Securities will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after February 15, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date if redeemed during the twelve-month period commencing on February 15 of the years set forth below:

               Year                             Percentage
               ----                             ----------
               2002                              105.438%
               2003                              103.625%
               2004                              101.813%
               2005 and thereafter               100.000%

6.  Optional Redemption upon Certain Equity Issuances.
    -------------------------------------------------

               At any time, or from time to time, prior to February 15, 2000, the Company may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount of Securities at a redemption price equal to 110.875% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $100.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of Securities remains outstanding immediately after giving effect to any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $100.0 million.

7.   Notice of Redemption.
     --------------------

               Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address; provided, however, that notice of redemption pursuant to paragraph 6 of this Security will be mailed to each Holder of Securities to be redeemed no later than 60 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $100.0 million. The Trus-tee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

               If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

8.   Change of Control Offer.
     -----------------------

               Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

9.   Limitation on Disposition of Assets.
     -----------------------------------

               The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

10.  Offer to Purchase upon a GE-2 Satellite Event.
     ---------------------------------------------

               Upon the occurrence of a GE-2 Satellite Event, the Company is obligated to make an offer to purchase all outstanding Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. In order to secure the payment and performance of the Company's obligation to repurchase the Securities tendered in connection with an Offer to Purchase made upon a GE-2 Satellite Event, the Company has granted to the Trustee, for the sole and exclusive benefit of the Holders, a continuing first priority security interest in and to the Collateral subject to and pursuant to the Escrow Agreement. Upon a GE-2 Acceptance, all Escrow Funds and other Collateral shall be released to the Company. The terms of the Securities include those stated in the Escrow Agreement.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

               The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

               The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

               If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

               The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guaranties except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

               Subject to certain exceptions, the Indenture, the Escrow Agreement, the Securities and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Escrow Agreement, the Securities and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.
     ---------------------

               The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

               The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

               No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

               This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.
     -------------------------------

               Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP Numbers.
     -------------

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.  Governing Law.
     -------------

               The laws of the State of New York shall govern the Indenture, this Security and any Guaranty thereof without regard to principles of conflicts of laws.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________             Signed:__________________________________
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee: __________________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.05 [  ]
Section 4.14 [  ]
Section 4.19 [  ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 4.19 of the Indenture, state the amount: $_____________

Dated:___________________         Your Signature:_______________________________
                                                 (Signed exactly as name appears
                                                 on the other side of this
                                                 Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------


                          (FORM OF SERIES B SECURITY)

                       TCI SATELLITE ENTERTAINMENT, INC.

                       10 7/8% Senior Subordinated Note
                        due February 15, 2007, Series B

                                                           CUSIP No.:
No. [     ]                                                    $[     ]

          TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received
 -------
promises to pay to [         ] or registered assigns, the principal sum of
[        ] Dollars, on February 15, 2007.

          Interest Payment Dates: February 15 and August 15, commencing on August 15, 1997.

          Interest Record Dates:  February 1 and August 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                              TCI SATELLITE ENTERTAINMENT, INC.

                              By:____________________________________________
                                 Name:
                                 Title:

Attest:___________________
       Name:
       Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 7/8% Senior Subordinated Notes due 2007, Series B, described in the within-mentioned Indenture.

Dated:
                              THE BANK OF NEW YORK,
                               as Trustee

                              By:__________________________________________
                                 Authorized Signatory

                             (REVERSE OF SECURITY)

                       TCI SATELLITE ENTERTAINMENT, INC.

                        10 7/8% Senior Subordinated Note
                        due February 15, 2007, Series A

1.   Interest.
     --------

               TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at
 -------
the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 20, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities Interest and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

               The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal
                                                                  ----------
Tender"). However, the Company may pay principal and interest by wire transfer
-------
of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

               Initially, The Bank of New York (the "Trustee") will act as
                                                     -------
Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.
     ------------------------

               The Company issued the Securities under an Indenture, dated as of February 20, 1997 (the "Indenture"), between the Company and the Trustee.
                        ---------
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) (the "TIA"), as in effect
                                                           ---
on the date of the Indenture until such time as the Indenture is qualified under the

TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $200,000,000. If any Restricted Subsidiary guarantees any Senior Indebtedness of the Company which has registration rights (including the requirement to effect an exchange offer registered under the Securities Act) or which is registered under the Securities Act, payment on each Security shall be guaranteed (each, a "Guaranty") on a senior subordinated basis, jointly and severally, by such
 --------
Restricted Subsidiary (each, a "Guarantor") pursuant to Article Eleven and
                                ---------
Article Twelve of the Indenture. In certain circumstances, the Guaranties may be released.

5.   Optional Redemption.
     -------------------

               The Securities will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after February 15, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date if redeemed during the twelve-month period commencing on February 15 of the years set forth below:

               Year                          Percentage
               ----                          ----------
               2002                          105.438%
               2003                          103.625%
               2004                          101.813%
               2005 and thereafter           100.000%

6.  Optional Redemption upon Certain Equity Issuances.
    -------------------------------------------------

               At any time, or from time to time, prior to February 15, 2000, the Company may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount of Securities at a redemption price equal to 110.875% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $100.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of Securities remains outstanding immediately after giving effect to any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $100.0 million.

7.   Notice of Redemption.
     --------------------

               Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address; provided, however, that notice of redemption pursuant to paragraph 6 of this Security will be mailed to each Holder of Securities to be redeemed no later than 60 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $100.0 million. The Trus-tee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

               If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

8.   Change of Control Offer.
     -----------------------

               Upon the occurrence of a Change of Control, the Company will be required to offer to purchase the outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

9.   Limitation on Disposition of Assets.
     -----------------------------------

               The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

10.  Offer to Purchase upon a GE-2 Satellite Event.
     ---------------------------------------------

               Upon the occurrence of a GE-2 Satellite Event, the Company is obligated to make an offer to purchase all outstanding Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. In order to secure the payment and performance of the Company's obligation to repurchase the Securities tendered in connection with an Offer to Purchase made upon a GE-2 Satellite Event, the Company has granted to the Trustee, for the sole and exclusive benefit of the Holders, a continuing first priority security interest in and to the Collateral subject to and pursuant to the Escrow Agreement. Upon a GE-2 Acceptance, all Escrow Funds and other Collateral shall be released to the Company. The terms of the Securities include those stated in the Escrow Agreement.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

               The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

               The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

               If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

               The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guaranties except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

               Subject to certain exceptions, the Indenture, the Escrow Agreement, the Securities and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Escrow Agreement, the Securities and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.
     ---------------------

               The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

               The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

               No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

               This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.
     -------------------------------

               Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP Numbers.
     -------------

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.  Governing Law.
     -------------

               The laws of the State of New York shall govern the Indenture, this Security and any Guaranty thereof without regard to principles of conflicts of laws.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________               Signed:______________________________
                                               (Signed exactly as name appears
                                               on the other side of this
                                               Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.05 [   ]
Section 4.14 [   ]
Section 4.19 [   ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 4.19 of the Indenture, state the amount: $_____________

Dated:___________________           Your Signature:_____________________________
                                                   (Signed exactly as name
                                                   appears on the other side of
                                                   this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------


                      FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

     Re:  10 7/8% Senior Subordinated Notes due 2007, Series A
          and 10 7/8% Senior Subordinated Notes due 2007, Series B (the "Securities"), of TCI Satellite Entertainment, Inc.
          ----------------------------------------------------------

          This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

     [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_] has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.07 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.07 of the Indenture).

     [_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [_] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     [_] Such Security is being transferred in reliance on Regulation S under the Act

     [_] Such Security is being transferred in reliance on Rule 144 under the Act.

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                       ______________________________
                                       [INSERT NAME OF TRANSFEROR]
                                       By:  __________________________
                                            [Authorized Signatory]
Date: _______________
      *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------

                           Form of Certificate To Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors

                                                           _______________, ____
The Bank of New York
101 Barclay Street, Floor 21West
New York, New York  10286
Attention:  Corporate Trust Administration

     Re: TCI Satellite Entertainment, Inc. (the "Company") Indenture (the "Indenture") relating to
          10 7/8% Senior Subordinated Notes due 2007, Series A, or 10 7/8% Senior Subordinated Notes due 2007, Series B
          -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 10 7/8% Senior Subordinated Notes due 2007, Series A, or 10 7/8% Senior Subordinated Notes due 2007, Series B (the "Securities"), of the Company, we confirm that:

          1. We have received such information as we deem necessary in order to make our investment decision.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the

     Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:  __________________________
                                   [Authorized Signatory]

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                                                           _______________, ____

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286
Attention:  Corporate Trust Administration

     Re: TCI Satellite Entertainment, Inc. (the "Company") 10 7/8% Senior Subordinated Notes due 2007, Series A, and 10 7/8% Senior Subordinated Notes due 2007, Series B (the "Securities")
          ---------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:  _________________________
                                   [Authorized Signatory]

                                      F-1